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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CAPSTONE TURBINE CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

July 16, 2013

Dear Capstone Turbine Stockholder:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Capstone Turbine Corporation (the "Company") to be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California, 91311 on August 29, 2013, at 9:00 a.m., Pacific Time. We look forward to meeting you and discussing the accomplishments of the Company for the fiscal year ended March 31, 2013.

        Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the Proxy Statement and our 2013 Annual Report to Stockholders. The Notice of Internet Availability contains instructions on how stockholders can access the documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2013 Annual Report to Stockholders and a proxy card.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, I urge you to vote by proxy as soon as possible over the Internet or by phone as instructed in the Notice of Internet Availability or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Sincerely,

Darren R. Jamison President and Chief Executive Officer

Chatsworth, California

YOUR VOTE IS IMPORTANT

PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE
MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY
AS POSSIBLE.

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 29, 2013

        The Capstone Turbine Corporation (the "Company" or "Capstone") 2013 Annual Meeting of Stockholders (the "Annual Meeting") will be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California, 91311, on August 29, 2013, at 9:00 a.m., Pacific Time, for the following purposes:

  1.
  To elect nine members to Capstone's Board of Directors to serve until the next annual meeting or until their successors have been elected and qualified;

  2.
  To re-approve the performance criteria under the Company's Executive Performance Incentive Plan;

  3.
  To hold a non-binding advisory vote on executive compensation;

  4.
  To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014; and

  5.
  To transact any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on July 1, 2013 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

        Whether or not you plan to attend the Annual Meeting, please vote over the Internet or by telephone as instructed in these materials or complete, sign, date and return a proxy card promptly. The proxy is being solicited on behalf of the Board of Directors of Capstone for use at the Annual Meeting.

        Please note that space limitations make it necessary to limit attendance at the Annual Meeting to stockholders. Registration will begin at 8:30 a.m. and the Annual Meeting will begin at 9:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. We will admit you if we are able to verify that you are a Capstone stockholder. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

        Directions to the Company's corporate offices can be obtained by contacting the Company at (818) 734-5300.

By Order of the Board of Directors,

Edward I. Reich Secretary

Chatsworth, California
July 16, 2013

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 29, 2013

Information About the 2013 Annual Meeting

        This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Capstone Turbine Corporation (the "Company" or "Capstone") from holders of issued and outstanding shares of Common Stock, par value $.001 per share ("Common Stock"), to be voted at the 2013 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California, 91311, on August 29, 2013, at 9:00 a.m., Pacific Time, for the purposes set forth in the accompanying notice and herein, and any adjournments or postponements thereof.

        A copy of Capstone's 2013 Annual Report to Stockholders (the "2013 Annual Report") and the Proxy Statement and accompanying proxy card were first mailed or made available to stockholders on or about July 16, 2013. The 2013 Annual Report includes Capstone's audited consolidated financial statements.

        The Company will provide a listen-only live audio webcast of the Annual Meeting. The listen-only live audio webcast will be available via the Company's website under www.capstoneturbine.com/investor. A replay of the webcast will be available on the website following the live event for 30 days.

Voting Procedures

        If you were a stockholder of record of the Company's Common Stock at the close of business on July 1, 2013, you are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, 305,976,887 shares of Common Stock were outstanding.

        Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the instructions given. Where no instructions are given, subject to the requirements described below, such proxies will be voted: FOR the election as directors of the nominees listed in this Proxy Statement; FOR the re-approval of the performance criteria under the Company's Executive Performance Incentive Plan; FOR the approval of the compensation of our Named Executive Officers (as described in the "Compensation Discussion and Analysis" section of this Proxy Statement); and FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2014. If any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote on the action according to their best judgment. Each stockholder of record on July 1, 2013 is entitled to one vote for each share of Common Stock held by such stockholder on that date. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of our Common Stock eligible to be voted on the record date.

        Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, and abstentions, but not broker non-votes, as to particular proposals will be treated as shares entitled to vote. A broker non-vote occurs when a broker holding shares for a beneficial holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Proposal 4), but it is not permitted to use discretion and vote your shares on other matters (such as Proposals 1, 2 and 3). We urge you to give voting instructions to your broker on all four proposals. Broker non-votes are not considered votes for or against a proposal and, therefore, will have no direct impact on any proposal. Concerning the election of directors, you may: (a) vote for all director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line. For Proposals 2, 3 and 4, abstentions will have the same effect as a vote against these proposals. For Proposal 1, abstentions will have no effect on the outcome of the vote.

        You may revoke your proxy at any time before it is actually voted at the Annual Meeting by: (i) delivering written notice of revocation to the Secretary of Capstone at our address above; (ii) submitting a later dated proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

Voting Electronically via the Internet or by Telephone

        Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee, as the beneficial owner you may direct how your shares are voted without attending the Annual Meeting. Stockholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card, but not by more than one method. If you vote by Internet or telephone, you do not need to return a proxy card. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Please refer to the instructions provided in the Notice of Internet Availability or proxy card provided to you for information on the available voting methods.

Solicitation of Proxies

        We will pay the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. Our directors, officers or employees may solicit proxies by mail, e-mail, telephone, facsimile or other means. These individuals will not receive any additional compensation for these efforts.

Proposals of Stockholders for the 2014 Annual Meeting of Stockholders

        Stockholder proposals or nominations for directors intended to be presented at the 2014 annual meeting of stockholders (the "2014 Annual Meeting") must be in writing and received at Capstone's executive offices no later than the date listed below and must comply with Capstone's bylaws and the proxy rules of the Securities and Exchange Commission (the "SEC"). If appropriate notice of a stockholder proposal is not received at Capstone's executive offices prior to the close of business on March 18, 2014, the proposal will be deemed untimely. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company's bylaws, an untimely proposal will not be included in the Company's proxy statement or proxy card for the 2014 Annual Meeting and cannot be brought before the 2014 Annual Meeting by the proponent.

        In addition to stockholder nominations made in accordance with the procedures described above, Capstone's Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates for election to the Board of Directors if such recommendations are submitted by the date and in accordance with the policies described in the "Director Recommendation and Nomination Process" section elsewhere in this Proxy Statement.

        The date of this Proxy Statement is July 16, 2013.

 PROPOSAL 1

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

        Capstone's Board of Directors currently consists of nine members, all of whom the Company proposes for re-election at the Annual Meeting. Each of the directors possess unique qualifications, skills and attributes that complement the performance of the full Board of Directors. The experiences that each has obtained from their respective professional backgrounds, as set forth below, have qualified them to serve on Capstone's Board of Directors. Each of the directors has been evaluated and recommended for nomination to the Board of Directors by the Nominating and Corporate Governance Committee.

        The proxies cannot vote for a greater number of persons than the number of nominees named. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company does not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until the director's successor has been elected and qualified, or the earlier of the director's resignation or removal. The table and text below set forth information about each nominee as of July 1, 2013.

Nominees	Age	Director Since
Gary D. Simon(1)	64	2005
Richard K. Atkinson	62	2005
John V. Jaggers	62	1993
Darren R. Jamison	47	2006
Noam Lotan	61	2005
Gary J. Mayo	59	2007
Eliot G. Protsch	60	2002
Holly A. Van Deursen	54	2007
Darrell J. Wilk	68	2006

(1)
Chairman of the Board of Directors.

        Gary D. Simon.    Mr. Simon has been a director since August 2005 and has served as Chairman of the Board of Directors since August 2010. Mr. Simon has served as the President of Sigma Energy Group, a clean energy investment and business development firm, since October 2003. He has also served as the Chairman of CleanStart, a business accelerator associated with the nonprofit Sacramento Area Regional Technology Alliance, since October 2005. From July 2004 until January 2010, Mr. Simon was the Chairman, President and Chief Executive Officer of Acumentrics Corporation ("Acumentrics"), a privately held manufacturer of innovative power supply equipment. He continues to serve as a member of the Acumentrics board of directors. Since July 2006, Mr. Simon has been a limited partner in Velocity Venture Capital and a director of Jadoo Power, a privately held manufacturer of small (less than 1,000 watt) portable power generators and solar hot water heaters. From October 2002 to October 2003, Mr. Simon served as a consultant to several start-up businesses involved with clean energy technologies and as an advisor to the Connecticut and Massachusetts clean energy funds. From April 1998 to October 2002, Mr. Simon served as Senior Vice President, Strategy and Development at Northeast Utilities (NYSE: NU), a utility holding company. From 1998 to 2002, Mr. Simon served as a member of the Board of Directors of Northeast Optic Network, a public company that operated a high speed fiber optic network from Boston to Washington, D.C. Mr. Simon holds a Bachelor of Arts degree in Microbiology from Indiana University and a Master of Science degree in Ecology from the University of California, Davis.

        Mr. Simon brings to the Board of Directors substantial executive and governance experience along with expertise in marketing, sales, management consulting and raising capital in both public and private markets. Mr. Simon also assists the Board of Directors in the areas of strategy and corporate governance.

        Richard K. Atkinson.    Mr. Atkinson has been a director since December 2005. Mr. Atkinson is the Chief Financial Officer of Gradient Resources, a company engaged in the exploration and development of geothermal resources as well as the construction, ownership and operation of geothermal power plants. He has been in this position since May 2010. From June 2006 until April 2008, Mr. Atkinson was Senior Vice President and Chief Financial Officer of US BioEnergy Corporation (Nasdaq: USBE), a company that built and operated large, efficient ethanol plants. He previously was Vice President, Chief Financial Officer and Corporate Secretary of Pope & Talbot, a wood and pulp products business, from December 2003 to June 2006. Before joining Pope & Talbot, Mr. Atkinson worked for Sierra Pacific Resources beginning in 1980, most recently as its Vice President and Chief Financial Officer. Mr. Atkinson received his Bachelor of Science degree from the University of Oregon and his Master of Business Administration degree from the University of Nevada, Reno.

        Among his other skills and expertise, Mr. Atkinson's financial expertise, decades of experience in corporate governance and ongoing executive experience aid the Board of Directors in matters of finance, accounting and risk management.

        John V. Jaggers.    Mr. Jaggers has been a director since 1993. Mr. Jaggers is General Partner of Sevin Rosen Funds, a venture capital firm, and has held this position since 1988. Mr. Jaggers served as Chief Financial Officer of Sevin Rosen Funds from 1995 to 2000 and has served as Managing General Partner from 2006 to date. Mr. Jaggers received his Bachelor's and Master's degrees in Electrical Engineering from Rice University. He received his Master of Business Administration degree from Harvard University. Mr. Jaggers is on the board of directors of three private companies: Fourth Wall Media, Inc., a provider of software to the pay television industry; Market6, Inc., a provider of information services to retailers and consumer packaged goods suppliers; and BioBehavioral Diagnostics Company, a provider of hardware and software for the diagnosis of behavioral disorders.

        Mr. Jaggers brings to the Board of Directors substantial executive experience and expertise in raising capital. His long service as one of our directors adds institutional knowledge about our business, operations and long-term stockholders.

        Darren R. Jamison.    Mr. Jamison joined Capstone in December 2006 as President and Chief Executive Officer and has been a director since December 2006. Mr. Jamison joined Capstone from Northern Power Systems, Inc., a company that designs, manufactures and sells wind turbines into the global marketplace, where he served as President from September 2005 to December 2006 and Chief Operating Officer from December 2004 to December 2006. Prior to that time, he held the position of Executive Vice President of Operations from February 2004 to December 2004. Prior to joining Northern Power Systems, Inc., Mr. Jamison was Vice President and General Manager of Distributed Energy Solutions for Stewart & Stevenson Services, Inc., a leading designer, manufacturer and marketer of specialized engine-driven power generation equipment to the oil and gas, renewable and energy efficiency markets, from 1994 to 2003. He holds a Bachelor of Arts degree in Business Administration and Finance from Seattle University.

        Among his other skills and expertise, Mr. Jamison brings to the Board of Directors his unique perspective as President and Chief Executive Officer of the Company and substantial executive and industry experience within the Company's major market verticals.

        Noam Lotan.    Mr. Lotan has been a director since June 2005. Mr. Lotan is the President, Chief Executive Officer and a director of Resonate Industries, a development stage company in the clean energy sector. He has held his position since November 2010. Prior to Resonate, Mr. Lotan served as

Chief Executive Officer and a director of MRV Communications, Inc. ("MRV"), a global supplier of communications solutions to telecommunications service providers, enterprises and governments throughout the world, from May 1990 through June 2010. Mr. Lotan also served as President of MRV from May 1990 until he relinquished that title in July 2009 in conjunction with the naming of two Co-Presidents. Additionally, he served as MRV's Chief Financial Officer from October 1993 through June 1995. From March 1987 to January 1990, he served as Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics International Inc., a manufacturer of fiber optic communication networks. From January 1985 to March 1987, Mr. Lotan served as a Director of the European Operations of Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and Hewlett-Packard Company. Mr. Lotan was an officer in the Israeli Defense Forces prior to working for Hewlett-Packard Company. Mr. Lotan holds a Bachelor of Science degree in Electrical Engineering from Technion, the Israel Institute of Technology, and a Master's of Business Administration degree from INSEAD (the European Institute of Business Administration, Fontainebleau, France). Mr. Lotan is on the board of directors of US Seismic Systems, Inc., a provider of fiber optic sensing solutions to the security and energy markets. US Seismic Systems, Inc. is a subsidiary of Acorn Energy (Nasdaq: ACFN).

        Among his other skills and expertise, Mr. Lotan brings to the Board of Directors decades of executive experience with a publicly traded technology company and a unique perspective on the Asian and European markets.

        Gary J. Mayo.    Mr. Mayo has been a director since October 2007. Mr. Mayo is the Founding Principal of Sustainability Excellence Associates, LLC, a consulting firm specializing in strategic planning for sustainability and environmental strategy development. He is also Chief Operating Officer and a Director of Education Resource Strategies, Inc., a privately held company providing web-based marketing services to educational institutions. He is the former Vice President of Corporate Sustainability Strategies in the Energy and Environmental Services Division of MGM Resorts International (NYSE: MGM), one of the world's leading global hospitality companies, serving in that capacity from November 2006 to October 2008. Prior to MGM Resorts International, Mr. Mayo held a number of senior leadership positions with Ford Motor Company (NYSE: F) and its spun-off subsidiary Visteon Corporation from January 1977 until his retirement in November 2006. Mr. Mayo holds a Bachelor of Science degree in Marketing from C.W. Post College of Long Island University and a Master of Business Administration degree from the Fuqua School of Business at Duke University. He also successfully completed the UCLA Anderson Graduate School of Management, Director Education and Certification Program in May 2009.

        Mr. Mayo brings to the Board of Directors more than a decade of expertise in strategic planning and the development of complex corporate initiatives along with extensive experience in sustainability, as well as sales, marketing and operations management.

        Eliot G. Protsch.    Mr. Protsch has been a director since April 2002 and served as Chairman of the Board of Directors from October 2002 through August 2010. From January 2009 until his retirement in January 2010, Mr. Protsch was Senior Executive Vice President and Chief Operating Officer of Alliant Energy Corporation (NYSE: LNT), an energy holding company. He previously was Chief Financial Officer of Alliant Energy Corporation from 2003 to 2008, Executive Vice President Energy Delivery of Alliant Energy Corporation from 1998 to 2003 and President from 1998 to 2003 of Interstate Power and Light Company, a subsidiary of Alliant. Mr. Protsch currently serves on the Board of Directors for American Family Insurance, Universal Acoustic and Emissions Technologies and HR Green Companies. Mr. Protsch is an active angel investor in energy technology and is President of Wapsie Investment and Advisory, LLC; a personal investment and advisory vehicle specializing in energy technology investments and advisory services. He received his Master of Business Administration degree and his Bachelor of Business Administration degree in Economics and Finance from the University of South Dakota. Mr. Protsch is a Chartered Financial Analyst.

        Mr. Protsch brings to the Board of Directors his unique perspective as a former executive officer of a utilities company, financial expertise and insight into sales, marketing and corporate governance.

        Holly A. Van Deursen.    Ms. Van Deursen has been a director since October 2007. Ms. Van Deursen has served as a director for Actuant Corporation (NYSE: ATU) since 2008, Bemis Company, Inc. (NYSE: BMS) since 2008, Anson Industries (private) since 2006 and Petroleum Geo-Services (OSE: PGS) since 2006. Prior to her current roles, Ms. Van Deursen was employed by BP plc/Amoco Corporation from 1989 to 2005 and served on the Top-Forty Executive Team as Group Vice President, Petrochemicals from 2003 to 2005 and Group Vice President, Strategy from 2001 to 2003. Ms. Van Deursen received her Bachelor of Science degree in Chemical Engineering from the University of Kansas and her Master of Business Administration degree from the University of Michigan.

        Among her other skills and expertise, Ms. Van Deursen brings to the Board of Directors decades of experience in the energy and chemical industries, a unique perspective on the Asian and European markets and substantial experience in strategic and annual planning, corporate governance and risk management. In addition, her diverse experience on other boards of both public and private companies is of significant benefit to the Company.

        Darrell J. Wilk.    Mr. Wilk has been a director since June 2006. Mr. Wilk has been President of Ace Label Systems, a company that manufactures custom prime and durable labels, since 2007. Mr. Wilk has taught an executive sales seminar at the University of Wisconsin-Madison since 2005. Previously, Mr. Wilk was a Strategic Planning and Marketing Instructor at Concordia University and Argosy University from 2005 to 2007. From 2003 to December 2005, Mr. Wilk was Vice President and Director of Sales and Marketing Worldwide for the Electronics Components Division of ITT Industries (NYSE: ITT), a global engineering and manufacturing company. Mr. Wilk also held the position of Vice President and Director of Marketing and Sales Worldwide for the Switch Products division of ITT Industries from 1981 to 2003. From 1972 to 1981, Mr. Wilk served in Sales and Marketing Manager roles in North America at 3M Company (NYSE: MMM), a diversified technology company. He also held the position of Application Engineer of North America from 1968 to 1972. Mr. Wilk holds a Bachelor of Science degree in Physics from Loyola University of Chicago and a Master of Business Administration degree from the University of Detroit.

        Mr. Wilk's substantial executive experience and expertise in sales and marketing provide a unique perspective to the Board of Directors.

Required Vote for Approval; Recommendation of the Board of Directors

        Assuming the presence of a quorum, the nine nominees for director receiving the highest number of votes will be elected to Capstone's Board of Directors. Information regarding the method by which votes will be counted appears on page 1 of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS.

 PROPOSAL 2

RE-APPROVAL OF THE PERFORMANCE CRITERIA UNDER THE
CAPSTONE TURBINE CORPORATION
EXECUTIVE PERFORMANCE INCENTIVE PLAN

Background

        The Capstone Turbine Corporation Executive Performance Incentive Plan (the "Executive Plan") provides for the payment of incentive bonuses in the form of cash, Common Stock of the Company, or any other securities or property to participants based upon the achievement of performance goals established annually by the Compensation Committee. Our stockholders approved the Executive Plan at the 2008 Annual Meeting of Stockholders. The Executive Plan was adopted so that (i) we may provide our officers an opportunity to earn cash and equity compensation upon achievement of performance goals, and (ii) such compensation will be deductible for federal income tax purposes.

        Awards under the Executive Plan are intended to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) generally limits federal income tax deductions for compensation paid to a "covered employee" in any taxable year to $1 million. Covered employees generally include our Named Executive Officers other than our Chief Financial Officer. However, compensation that qualifies as "performance-based" is fully deductible without regard to the $1 million limit. Payment or vesting of compensation that is conditioned on the achievement of specified performance goals, and certain other conditions, may be treated as performance-based under of Section 162(m). Under the Executive Plan, the performance goals are set by the Compensation Committee, based on business criteria that are specified in the Executive Plan and approved by stockholders. Although our stockholders have previously approved the business criteria in the Executive Plan, the business criteria must be re-approved by stockholders every five years. Since the business criteria were last approved at the 2008 Annual Meeting of Stockholders, re-approval is required at this time.

Proposal

        Stockholders are being asked to re-approve the business criteria that the Compensation Committee must use for setting performance goals with respect to awards granted under the Executive Plan so that the Executive Plan will continue to qualify under Section 162(m). If stockholders do not re-approve the business criteria, payments earned under performance-based awards would no longer qualify as "performance-based" compensation within the meaning of Section 162(m). Consequently, such payments would not be tax deductible to the extent that compensation paid to any of the covered employees exceeds $1 million in a taxable year. This could result in additional tax liability to the Company.

Summary Description of the Executive Plan

        The Executive Plan is described below. The description is qualified in its entirety by reference to the full text of the Executive Plan, which is attached hereto as Appendix A.

Purpose

        The Executive Plan is intended to increase stockholder value and our success by encouraging outstanding performance by our executive officers. These goals are to be achieved by providing eligible executive officers with financial incentives to perform in accordance with targeted performance goals.

Awards

        Awards under the Executive Plan are payable as (i) cash bonuses, (ii) shares of our Common Stock subject to vesting conditions, or (iii) cash or stock payments that are based on the value of our Common Stock. These awards are subject to achievement of performance goals that, in general, are set each year, but may be measured over a longer performance period. For awards that are based on our Common Stock, the source of the shares is our 2000 Equity Incentive Plan, as amended (the "Incentive Plan"). For more information about the use of the Executive Plan for executive compensation, see the section below entitled "COMPENSATION DISCUSSION AND ANALYSIS—Components of Compensation—Performance-Based Cash Bonus."

        The performance goals established by the Compensation Committee must be objectively determinable and based on levels of achievement of the business criteria contained in the Executive Plan. Generally, no later than 90 days after the beginning of the performance period, the committee will specify in writing:

  •
  The type of award (i.e., cash or Common Stock);

  •
  The performance goals upon which each participant's award is conditioned; and

  •
  Either the fixed amount of cash or stock compensation, or an objective formula for computing cash or stock compensation, payable to each participant upon achievement of the specified goals.

The amount of awards may vary among participants and from year to year.

Criteria for Performance Goals

        As noted above, the performance goals established by the Compensation Committee must be based on criteria that are specified in the Executive Plan and approved by our stockholders. These criteria, which the stockholders are being asked to re-approve, include:

  •
  Return on equity, capital, sales or assets

  •
  Revenue measurements (e.g., net, gross or sales)

  •
  Income (net, pre-tax, and/or operating)

  •
  Cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital)

  •
  Earnings per share

  •
  Gross margins

  •
  Cash utilization

  •
  Operating expenses and its components (e.g., cost of materials)

        These criteria are included in our annual financial budget, and performance under any award will be measured in comparison to our budget.

Operation of the Executive Plan

        The Compensation Committee administers the Executive Plan. Executive officers are eligible to be selected by the Compensation Committee to participate in the Executive Plan. All of our executive officers have been selected to participate in the Executive Plan for the current fiscal year. For each award, the Compensation Committee will specify in writing the potential amounts of compensation payable, the performance goals upon which each award is conditioned, the formula to determine the amount payable upon achievement of the performance goals and the period in which performance by the participant is measured. The performance goals and other terms of the award to a participant are established no later than 90 days after the beginning of a performance period. Usually, the performance period is the fiscal year of the Company, although longer performance periods are permissible. The amount payable under an award may vary among participants and from year to year, but the maximum cash amount payable to any participant under the Executive Plan in a fiscal year is $4 million. For awards payable in our Common Stock, the maximum annual award is 3,000,000 shares, as specified in the Incentive Plan.

        As soon as possible after the end of each performance period, the Compensation Committee certifies in writing for each participant whether the performance goals for that year and any other material conditions have been satisfied and the amount earned under each award. The Compensation Committee has discretion to reduce or eliminate, but not increase, the amount that would be payable under an award. Payments under the Executive Plan must be made as soon as practicable following the end of the performance period and certification by the Compensation Committee of achievement of the performance goals.

Change in Control

        If we experience a change in control, as defined in the Incentive Plan, and the performance goals specified in an award are not satisfied, the Compensation Committee may, in its discretion, pay all or a portion of the amount specified in the award.

Death, Disability and Retirement

        Upon the death or disability (as defined in the Executive Plan) of a participant in the Executive Plan during a performance period, the participant will be entitled to payment following the end of the performance period, based on achievement of the performance goals under the award. The Compensation Committee may, in its discretion, reduce the payment pro rata for the portion of the performance period worked prior to death or disability. If the performance goals are not achieved, the Compensation Committee may determine in its discretion to pay all or a portion of the amount specified in the award to a participant who died or became disabled during the performance period.

        When a participant retires during the course of the year, the Compensation Committee may pay the amount earned under the award only if all of the performance goals were achieved. The Compensation Committee may, in its discretion, reduce the payment pro rata for the portion of the performance period worked prior to retirement.

Amendment and Termination of the Executive Plan

        The Board of Directors may amend or terminate the Executive Plan at any time and for any reason. No amendment that would modify the business criteria will be effective until approved by our stockholders in a manner that satisfies the stockholder approval requirements of Section 162(m).

Federal Income Tax Consequences

        Under present federal income tax law, participants will generally realize ordinary income equal to the amount of a cash award under the Executive Plan in the year of receipt. With respect to equity based awards under the Executive Plan, participants will generally recognize ordinary income based on the market value of Common Stock at the time it becomes vested or earned under an award, less any amount paid to purchase the Common Stock. The individual is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through an award. For this purpose, the individual's basis in the Common Stock is its fair market value at the time the Common Stock subject to the award becomes vested.

        As described above, the Company may deduct from its taxable income any amounts paid under the Executive Plan that qualify as performance-based compensation under Section 162(m). For amounts that do not so qualify, the amount paid to covered employees, as described above, that may be deducted is limited to $1 million in a taxable year.

Awards Granted to Certain Individuals and Groups

        Compensation payable under the Executive Plan will be determined based on our actual performance compared to certain performance goals established by the Compensation Committee. Therefore, compensation under the Executive Plan (if any) cannot now be determined. Performance goals and other terms of awards for our executive officers under the Fiscal 2014 executive bonus program are more fully described under "Compensation Discussion and Analysis—Components of Compensation—Performance-Based Cash Bonus."

Required Vote for Approval and Recommendation of the Board of Directors

        Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of this proposal. Information regarding the method by which votes will be counted appears on page one of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RE-APPROVE THE PERFORMANCE CRITERIA UNDER THE CAPSTONE TURBINE CORPORATION EXECUTIVE PERFORMANCE INCENTIVE PLAN.

 PROPOSAL 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables the Company's stockholders to vote to approve, on an advisory basis, the compensation of the Company's Named Executive Officers as described in the "Compensation Discussion and Analysis" section and the executive compensation tables contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee; however, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

        As described in the "Compensation Discussion and Analysis" section beginning on page 24 of this Proxy Statement, the Company's executive compensation program for its Named Executive Officers is designed to attract, motivate and retain a highly qualified group of executives and maintain a close correlation between the rewards to the Company's executives and the strategic success of the Company and the performance of its stock. The Company believes that its executive compensation programs have been effective at promoting the achievement of positive results in its performance criteria, appropriately aligning pay and performance and enabling the Company to attract and retain talented executives within its industry.

        The Company is asking its stockholders to indicate their support for the compensation of the Named Executive Officers disclosed in this Proxy Statement, which is described in the Summary Compensation Table on page 35 of this Proxy Statement and under "Compensation Discussion and Analysis." The disclosures in the Proxy Statement are made in accordance with SEC regulations (including Item 402 of SEC Regulation S-K). This proposal, commonly known as the "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the Company's executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the policies and practices described in this Proxy Statement. Accordingly, the Company is asking its stockholders to vote "FOR" the following resolution:

          RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed pursuant to SEC regulations in the Company's Proxy Statement for the 2013 annual meeting of stockholders.

Required Vote for Approval; Recommendation of the Board of Directors

        Although the results of this vote are not binding on the Board of Directors or the Compensation Committee, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. Information regarding the method by which votes will be counted appears on page 1 of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

 PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2014 (the "2014 Fiscal Year"). KPMG LLP is considered by management to be well-qualified. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders' questions at that time.

Required Vote for Ratification; Recommendation of the Board of Directors

        Stockholder ratification of the Audit Committee's selection of KPMG LLP as the Company's independent registered public accounting firm is not required by the Company's bylaws or otherwise; however, the Board of Directors has elected to submit the selection of KPMG LLP to the Company's stockholders for ratification. The Company is seeking an affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, if a quorum is present, in order to ratify the selection of the independent registered public accounting firm. If the appointment of KPMG LLP is not ratified by the stockholders, the matter will be referred to the Audit Committee for further review. Information regarding the method by which votes will be counted appears on page 1 of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS

Board of Directors; Leadership Structure

        As of the date hereof, the Board of Directors consists of nine directors: Gary D. Simon (Chair), Richard K. Atkinson, John V. Jaggers, Darren R. Jamison, Noam Lotan, Gary J. Mayo, Eliot G. Protsch, Holly A. Van Deursen and Darrell J. Wilk. The Board of Directors has determined that all of the members of the Board of Directors, other than Mr. Jamison, are "independent directors" as defined by Nasdaq rules.

        The Board of Directors met seven (7) times during the fiscal year ended March 31, 2013 (the "2013 Fiscal Year"), and each of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Company strongly encourages each member of the Board of Directors to attend each annual meeting of stockholders. All of the directors serving on the Board of Directors at the time attended the 2012 annual meeting of stockholders. The Company's independent directors met in executive session, without members of the Company's management present, at all four (4) in-person meetings of the Board of Directors in the 2013 Fiscal Year.

        The Board of Directors is committed to having a sound governance structure that promotes the best interests of all of the Company's stockholders. To that end, the Board of Directors has evaluated and actively continues to examine emerging corporate governance trends and best practices. Stockholder perspectives play an important role in that process. The level of importance afforded to stockholder perspectives by the Board of Directors is evident upon a closer review of the Board of Directors' governance structure. Some key points regarding that structure are as follows:

  •
  The Board of Directors is predominantly independent. Of our nine directors, only one (our President and Chief Executive Officer) is an employee of the Company. Further, the Board of Directors has affirmatively determined that eight of our nine directors are independent under SEC and Nasdaq corporate governance rules, as applicable.

  •
  All members of the Board of Directors are elected annually to one-year terms.

  •
  Our board committees are comprised exclusively of independent directors.

  •
  Our independent directors meet in executive session at every in-person board meeting.

  •
  We have separated the roles of Chairman of the Board of Directors and Chief Executive Officer. Our Chairman focuses on board oversight responsibilities, strategic planning, setting board agendas and mentoring company officers, as well as facilitating communications between the Board of Directors and management.

  •
  Our Board of Directors is very active. As noted above, each of our directors attended more than 75% of the 2013 Fiscal Year board meetings and meetings of the committees on which such director served.

        We believe our Board of Directors structure serves the interests of stockholders by balancing board continuity and the promotion of long-term thinking with the need for director accountability.

Board Committees

        The Board of Directors has designated an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

        The Audit Committee currently consists of Messrs. Lotan (Chair), Atkinson and Protsch. Subject to re-election of the directors at the Annual Meeting, the Audit Committee will consist of Messrs. Atkinson (Chair), Lotan, Protsch and Simon following the Annual Meeting. Each member of the Audit Committee is an "independent director" pursuant to Nasdaq rules and is "financially literate" within the meaning of Nasdaq rules. The Audit Committee is constituted to comply with Section 3(a)(58)(A) of the Exchange Act and is responsible, among other items, for: (i) monitoring the Company's financial reporting and overseeing accounting practices; (ii) annually retaining the independent public accountants as auditors of the books, records, financial statements and accounts of the Company; (iii) monitoring the scope of audits made by the independent public accountants and the audit reports submitted by the independent public accountants; (iv) overseeing the systems of internal control which management and the Board of Directors have established; and (v) discussing with management and the independent and internal auditors the Company's major financial risk exposure and the steps taken to monitor and control such exposure. In addition, the Audit Committee has the duties of a "qualified legal compliance committee," including monitoring and reviewing stockholder complaints, and also reviews and approves all related-party transactions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.capstoneturbine.com. During the 2013 Fiscal Year, the Audit Committee held five (5) meetings. The Board of Directors has determined that each of Noam Lotan, Richard Atkinson and Eliot Protsch is an "audit committee financial expert," as that term is defined by applicable rules adopted by the SEC.

Compensation Committee

        The Compensation Committee currently consists of Messrs. Mayo (Chair), Jaggers and Wilk and Ms. Van Deursen. The Compensation Committee is comprised solely of directors who qualify as independent for purposes of Nasdaq rules, SEC Rule 16b-3 and Section 162(m) of the Code in conformance with the committee's charter. The functions of the Compensation Committee include: (i) for the purposes of compensation, reviewing the performance and development of the Company's senior management in achieving corporate goals and objectives; (ii) determining the salary, benefits and other compensation of the executive officers and reviewing the compensation programs for the Company; (iii) adopting and monitoring a succession plan for the Company's senior management; and (iv) administering the following benefit plans of Capstone: the 2000 Employee Stock Purchase Plan, the Incentive Plan and the Executive Plan. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.capstoneturbine.com. During the 2013 Fiscal Year, the Compensation Committee held six (6) meetings. Processes and procedures for determining executive compensation are discussed elsewhere in this Proxy Statement in the section entitled "Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of Ms. Van Deursen (Chair) and Messrs. Mayo, Simon and Wilk. Subject to re-election of the directors at the Annual Meeting, the Nominating and Corporate Governance Committee will consist of Ms. Van Deursen (Chair) and Messrs. Mayo, Protsch and Wilk following the Annual Meeting. The Nominating and Corporate Governance Committee is comprised solely of "independent directors" as defined by Nasdaq rules in conformance with the committee's charter. The Nominating and Corporate Governance Committee is responsible for, among other things, (i) monitoring corporate governance matters; (ii) recommending to the full Board of Directors candidates for election to the Board of Directors and committees of the Board of Directors; and (iii) coordinating the Board of Directors evaluation process. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.capstoneturbine.com. During the 2013 Fiscal Year, the Nominating and Corporate Governance Committee held five (5) meetings. The Nominating and Corporate Governance Committee met subsequent to the end of the 2013 Fiscal Year to recommend to the full Board of Directors each of the nominees for election to the Board of Directors as presented herein.

Risk Oversight

        The Board of Directors oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors participates in an annual enterprise risk management assessment.

        While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company's internal auditors. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy and is responsible for oversight with respect to succession planning risks. Finally, the Company's Nominating and Corporate Governance Committee conducts an annual assessment of the risk management process and reports its findings to the full Board of Directors.

Board of Directors and Committee Performance Evaluations

        The charter of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee requires an annual performance evaluation, and the Company's Corporate Governance Principles also mandate an annual evaluation of the Board of Directors. Such performance evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions to the Company. In May 2013, all members of the Company's Board of Directors were asked to assess the performance of the Board of Directors and each committee on which they serve and identify areas for improvement through the completion of a detailed questionnaire for each such committee and the Board of Directors. The Nominating and Corporate Governance Committee and counsel for the Company reviewed the completed questionnaires, consolidated the responses and reported findings to the Board of Directors in June 2013. The Nominating and Corporate Governance Committee and the Board of Directors discussed the results of the performance evaluations and asked the appropriate committees to each discuss the consensus suggestions and put a follow-up process in place. The Nominating and Corporate Governance Committee has reviewed the results, identified the key areas for improvement and created a strategy for addressing the areas most in need of improvement. Each member of the Board of Directors was also asked to complete a peer review and assess, on a confidential basis, the service and contributions of each other member of the Board of Directors by completing a confidential board member evaluation form. Counsel for the Company reviewed and consolidated the responses to the confidential board member evaluation form. The Chairperson of the Nominating and Governance Committee presented the responses, on an anonymous basis, to the Board of Directors in June 2013.

Director Recommendation and Nomination Process

        The Nominating and Corporate Governance Committee has a policy for the consideration of director candidates recommended by stockholders and will consider all bona fide recommended candidates for director if submitted in accordance with the policy. The policy provides that any stockholder recommendation must include the specific information required by the policy, must be submitted in writing to:

Capstone Turbine Corporation 21211 Nordhoff Street Chatsworth, CA 91311 Attention: Chair of Nominating and Corporate Governance Committee Care of: Edward I. Reich, Secretary

and must be received by the committee at least 180 days prior to the annual meeting of stockholders. All such recommendations should include the following: (i) the name, age, business address and residence address of the prospective candidate and the name and record address of the stockholder submitting the recommendation, as well as the number of shares of stock of the Company which are owned of record or beneficially by that stockholder; (ii) a statement from the prospective candidate consenting to being named in the proxy and proxy card if selected as a nominee and to serving on the Board of Directors if elected; (iii) a statement explaining whether the prospective candidate is "independent" under applicable laws, Nasdaq rules and otherwise; (iv) biographical data of the prospective candidate, including former and current service on other boards of directors, business experience and current occupation, and any other information relating to the prospective candidate and the recommending stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors; (v) transactions and relationships between the recommended candidate and the recommending stockholder, on the one hand, and the Company or Company management, on the other hand, as well as a description of all arrangements or understandings between the recommending stockholder and the prospective candidate and any other person pursuant to which the nomination is being made by the stockholder; (vi) the prospective candidate's Company stock trading history; (vii) any material proceedings to which the prospective candidate or his or her associates is a party that are adverse to the Company; (viii) the prospective candidate's involvement in any past or present legal proceedings, including any involvement in legal proceedings involving the Company; (ix) information regarding whether the recommending stockholder or the recommended candidate, or affiliates of either of those parties, have any plans or proposals for the Company; (x) an explanation as to whether the recommending stockholder and the prospective candidate intend to use the nomination to redress personal claims or grievances against the Company or others or to further personal interests or special interests not shared by the Company's stockholders at large; (xi) whether the prospective candidate is proposed to be nominated at the annual meeting of stockholders or is provided solely as a recommendation for consideration by the committee; and (xii) any other relevant information concerning the prospective candidate. The committee reserves the right to request additional information as it deems appropriate.

        In addition to stockholder recommendations as described above, the Company's bylaws permit stockholders to nominate directors at a meeting of the stockholders. Any stockholder nomination must comply with the applicable provisions of the Company's bylaws and the SEC's proxy rules and will be handled in accordance with the Company's bylaws and applicable laws.

        The Nominating and Corporate Governance Committee reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership. In addition, the Nominating and Corporate Governance Committee reviews the qualifications of prospective candidates to determine whether they will make good candidates for membership on the Company's Board of

Directors. This consideration includes, at a minimum, a review of each prospective candidate's character, judgment, experience, expertise, age, diversity, independence under applicable law and freedom from other conflicts, as well as other factors that the Nominating and Corporate Governance Committee deems relevant in light of the needs of the Board of Directors and the Company and/or that are in the best interests of the Company, including relevant experience, the ability to dedicate sufficient time, energy and attention to performance of Board of Directors duties, financial expertise, experience with a company that has introduced a new, technologically advanced product or service to the marketplace and existing relationships within target industries or public policy institutions that may benefit the Company and whether the prospective candidate is a Nominating and Corporate Governance Committee-selected prospective candidate or a stockholder-recommended prospective candidate. The Nominating and Corporate Governance Committee selects qualified candidates and recommends those candidates to the Board of Directors, and the Board of Directors then decides if it will invite the candidates to be nominees for election to the Board of Directors.

        The Nominating and Corporate Governance Committee also considers issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal diversity policy in terms of considering nominees for directors, but it actively considers all relevant factors, including the factors outlined above, when evaluating potential nominees to the Board of Directors. For example, when its two newest directors, Ms. Van Deursen and Mr. Mayo, were added to the Board of Directors in 2007, the Nominating and Corporate Governance Committee developed a matrix of all relevant qualifications, skills and experience possessed by the incumbent members of the Board of Directors and identified certain areas where the Board of Directors needed additional attributes including, but not limited to, diversity. As a direct result of this process, Ms. Van Deursen and Mr. Mayo joined the Board of Directors, substantially increasing its depth, range of experience and diversity. The Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential that members of the Board of Directors represent diverse viewpoints.

        The Nominating and Corporate Governance Committee uses the process detailed below to identify prospective candidates for the Board of Directors and to evaluate all candidates, including candidates recommended by stockholders in accordance with the Company's policy regarding stockholder recommendations and the director nominations process. The Nominating and Corporate Governance Committee: (i) reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership; (ii) evaluates the Board of Directors for effectiveness and makes a verbal presentation of its findings to the Board of Directors; (iii) determines whether the current members of the Board of Directors who satisfy the criteria for Board of Directors membership are willing to continue in service; if the current members of the Board of Directors are willing to continue in service, the committee evaluates the performance of such board members and considers those current members for re-nomination, and if the current members of the Board of Directors are not willing to continue in service or if there will be an increase in the number of directors on the Board of Directors, the Nominating and Corporate Governance Committee considers candidates who meet the criteria for Board of Directors membership; (iv) if necessary, engages a search firm to assist with the identification of potential candidates; (v) compiles a list of potential candidates; (vi) evaluates the prospective candidates, including candidates recommended by stockholders, to determine which of the prospective candidates, if any, will best represent the interests of all stockholders and determines whether any conflicts of interest exist; (vii) holds committee meetings to narrow the list of prospective candidates; (viii) along with the Chairman of the Board of Directors and management, interviews a select group of prospective candidates; (ix) approves the candidate or candidates who are most likely to advance the best interests of the stockholders; and (x) recommends the selected candidate or candidates to the Board of Directors and the stockholders for approval. The Nominating and Corporate Governance Committee, which may request the assistance of members of the Board of

Directors who are not on the committee in the execution of its duties, carefully documents the selection and evaluation process.

Stockholder Communications

        The Company has a policy whereby stockholders may communicate directly with the Company's Board of Directors, or individual members of the Board of Directors, by writing to the Company at:

Capstone Turbine Corporation 21211 Nordhoff Street Chatsworth, CA 91311 Attention: Edward I. Reich, Secretary

and indicating prominently on the outside of any envelope that the communication is intended for: (i) the Board of Directors; (ii) the Chairman of the Board of Directors; (iii) a specific committee of the Board of Directors; (iv) the non-management directors; or (v) any director or subset of directors of the Board of Directors. The Secretary of the Board of Directors reviews all correspondence and regularly forwards to the appropriate director, directors or the Board of Directors, copies of all communications that, in the opinion of the Secretary, deal with the functions of or otherwise require the attention of individual directors, the Board of Directors or committees or subsets thereof. Unless, in the opinion of the Secretary, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Chairman of the Board of Directors, the Chair of the appropriate committee or the director who presides during non-management executive sessions.

Compensation Committee Interlocks and Insider Participation

        During the 2013 Fiscal Year, the Compensation Committee consisted of Messrs. Mayo (Chair), Jaggers and Wilk and Ms. Van Deursen. None of the committee members have at any time been an officer or employee of the Company nor did any of the members have any relationship with the Company requiring disclosure by the Company during the 2013 Fiscal Year. During the 2013 Fiscal Year, none of the Company's executive officers served as a member of the compensation committee of another entity, an executive officer of which served on the Compensation Committee of Capstone; none of the Company's executive officers served as a director of another entity, an executive officer of which served on the Compensation Committee of Capstone; and none of the Company's executive officers served as a member of the compensation committee of another entity, an executive officer of which served as a director of Capstone.

 AUDIT COMMITTEE REPORT

        In performing its functions, the Audit Committee acts primarily in an oversight capacity. Our management is responsible for the integrity of the Company's financial statements, as well as its accounting and financial reporting process, principles and internal controls to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accountants have the primary responsibility for performing an independent audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted auditing principals and on the effectiveness of the Company's internal controls over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and all members are not experts in the fields of accounting or auditing, including auditor independence. The Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting. In addition, the Audit Committee selects the Company's independent registered public accountants and has the authority to engage independent counsel and other advisors as it deems necessary.

        In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Capstone contained in Capstone's Annual Report on Form 10-K as of and for the year ended March 31, 2013 with management and KPMG LLP, the Company's independent registered public accounting firm for the year ended March 31, 2013. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, both with and without management present. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence and has discussed with KPMG LLP their independence from the Company.

        In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K as of and for the year ended March 31, 2013 for filing with the SEC.

Audit Committee
Noam Lotan, Chairman Richard K. Atkinson Eliot G. Protsch

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407 or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

 FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to the Independent Registered Public Accounting Firm

        The table below provides information concerning fees for services rendered by KPMG LLP during the 2013 Fiscal Year and Deloitte & Touche LLP, our former independent registered public accounting firm, during the fiscal year ended March 31, 2012 (the "2012 Fiscal Year"). The nature of the services provided in each such category is described following the table. Representatives of KPMG LLP will be at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

	Amount of Fees
Description of Fees	2013	2012
Audit Fees	$550,000	$1,115,000
Audit-Related Fees	—	—
Tax Fees	1,000	321,000
All Other Fees	—	—

Total	$551,000	$1,436,000

        Audit Fees—These fees were primarily for professional services rendered by KPMG LLP and Deloitte & Touche LLP in connection with the audit of the Company's consolidated annual financial statements and reviews of the interim condensed consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the first three fiscal quarters of the 2013 Fiscal Year and the 2012 Fiscal Year, respectively. The fees also relate to the audit of internal controls over financial reporting (pursuant to Section 404 of the Sarbanes-Oxley Act) for the 2013 Fiscal Year and the 2012 Fiscal Year, comfort letters and consents related to SEC filings.

        Tax Fees—These fees were for services rendered by KPMG LLP and Deloitte & Touche LLP for assistance with tax compliance regarding tax filings and also for other tax advice and consulting services. Tax fees for the 2012 Fiscal Year also include professional services rendered in connection with the IRS examination of our income tax returns.

Pre-approval of Services Performed by the Independent Registered Public Accounting Firm

        The Audit Committee has implemented procedures for the advance approval of all audit and non-audit services to be performed by the independent registered public accounting firm, whereby the Audit Committee must approve all services prior to the commencement of work. Unless the specific service has been pre-approved in accordance with the Audit Committee's charter for the current year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee considers whether the proposed provision of any non-audit services by the independent registered public accounting firm is compatible with maintaining the firm's independence. The Audit Committee consults with management prior to the Company's engagement of the independent registered public accounting firm for all audit and non-audit services. The Audit Committee has delegated its authority to pre-approve non-audit services up to an amount of $75,000 in the aggregate in any fiscal year to the Chair of the Audit Committee. The Audit Committee approved in accordance with applicable law all of the audit and non-audit services performed by KPMG LLP during the 2013 Fiscal Year. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP.

Change in Independent Registered Public Accounting Firms

        On June 25, 2012, the Company, as approved by the Audit Committee, engaged KPMG LLP as its independent registered public accounting firm for the 2013 Fiscal Year. KPMG LLP replaced Deloitte & Touche LLP as the Company's independent registered public accounting firm. Deloitte & Touche LLP had served as the Company's independent registered accounting firm since December 1998.

        Deloitte & Touche LLP's audit reports on the consolidated financial statements of the Company for the 2012 Fiscal Year and 2011 Fiscal Year contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte & Touche LLP's audit reports on the effectiveness of internal control over financial reporting as of March 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the 2012 Fiscal Year and 2011 Fiscal Year, and the subsequent interim period through June 25, 2012, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of disagreements in connection with its reports.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the 2012 Fiscal Year, the 2011 Fiscal Year or the subsequent interim period through June 25, 2012.

        During the 2012 Fiscal Year and 2011 Fiscal Year, and the subsequent interim period through June 25, 2012, neither the Company, nor anyone on its behalf, consulted KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and no written report or oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

        The Company provided Deloitte & Touche LLP with a copy of this disclosure and requested that Deloitte & Touche LLP furnish it with a letter addressed to the SEC stating whether Deloitte & Touche LLP agrees with the above statements. A copy of such letter, dated June 29, 2012, furnished by Deloitte & Touche LLP in response to that request was filed as an exhibit to the Company's Current Report on Form 8-K filed on June 29, 2012.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" required by SEC Regulation S-K Item 402(b) beginning on page 24 of this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended March 31, 2013.

Compensation Committee
Gary J. Mayo, Chairman John V. Jaggers Holly A. Van Deursen Darrell Wilk

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to Regulation 14A, other than as provided in SEC Regulation S-K, Item 407, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee reviews and administers the process and substance of the Company's executive compensation program, including compensation of the Named Executive Officers (i.e., those executive officers who appear in the Summary Compensation Table on page 35).

        The Compensation Committee believes that the Company's executive compensation program should:

  •
  Attract and retain individuals of superior ability and managerial talent by offering total compensation that is competitive with a group of companies that are of comparable size within similar industries and other companies with which the Company competes for executive talent;

  •
  Establish goals and objectives that link incentive compensation to achievement of specific key strategic and financial performance goals;

  •
  Provide compensation that aligns the financial interests of executives with those of Capstone's stockholders through long-term equity incentives that take into account the Company's performance;

  •
  Comply with all applicable laws and Nasdaq rules and guidelines, and ensure that compensation is appropriate in light of reasonable and sensible standards of good corporate governance; and

  •
  Be straightforward and easy to understand and administer.

Role of Compensation Consultant

        The Compensation Committee focuses on attracting, retaining and motivating a highly qualified group of executive officers. They believe that doing so is in the best interests of the Company, its stockholders and other constituencies. The Compensation Committee has engaged an international compensation consulting firm, Aon Hewitt Consulting, a subsidiary of Aon Corporation ("Aon Hewitt"), as its consultant in determining appropriate compensation for our executive officers, including our Named Executive Officers. As a part of its consulting services, Aon Hewitt collects and analyzes competitive pay data, trends and market practices. Aon Hewitt also provides compensation consulting services to the Company for individuals who are not executive officers.

        In setting compensation, the Compensation Committee reviews information from Aon Hewitt regarding comparative market data, including comprehensive analyses of total compensation and compensation components based on published survey data sized to our annual revenue. The published surveys used by the Compensation Committee in its analysis covers publicly-traded technology and manufacturing industry companies that are between $50 million and $200 million in revenue.

        The Compensation Committee has determined that the competitive analysis provided by Aon Hewitt includes a sufficiently large and relevant group of companies for purposes of comparing compensation data. The Compensation Committee considers all relevant information from compensation surveys and does not exclude data in determining compensation for our executive officers. The compensation report provided by Aon Hewitt includes detailed information regarding base salary, target bonus, target total cash, actual total cash, estimated value of long-term incentive compensation and target total direct compensation for individuals deemed to be comparable to our executive officers at the comparable companies. As further discussed below, the Compensation Committee uses this information to assess the levels of compensation that are appropriate for our executive officers, including the Named Executive Officers.

        The Compensation Committee has determined that Aon Hewitt's work as our compensation consultant in the 2013 Fiscal Year did not raise any conflicts of interest.

Goal Alignment and Financial and Strategic Performance

        The Compensation Committee believes that the Company's compensation program should encourage and reward outstanding financial and strategic performance. In the 2009 Fiscal Year, the stockholders approved the Executive Plan pursuant to which the Compensation Committee may pay performance-based cash bonuses to our executive officers upon the achievement of specific performance goals. The Compensation Committee also believes that the Named Executive Officers should receive a significant portion of their compensation in the form of equity, thereby putting this portion of their compensation at risk and further aligning their long-term interests with the Company's strategic objectives and stockholders' interests. With this structure, the Company's compensation program is designed to maintain a close correlation between the rewards to the Company's executives and the strategic success of the Company and the performance of its stock price.

        Based on input from Aon Hewitt and other resources, the Compensation Committee has determined that a mix of stock options and stock bonus awards, also referred to as time-based restricted stock units, or RSUs, is most appropriate for aligning the goals of the Named Executive Officers and other critical senior executives with those of the Company's stockholders. Stock options provide a financial reward only in the event that stockholder values are increased. RSUs provide value upon completion of service or other performance requirements but impose less dilution of stockholder value than do stock options.

        On June 6, 2012, the Board of Directors established stock ownership guidelines applicable to senior executives (including the Named Executive Officers) and non-employee directors in order to further align the interests of executives and directors with the interests of stockholders. These ownership guidelines provide that the subject persons should own Common Stock equal in value to a multiple of their annual salary (or, in the case of directors, their annual retainer) as follows:

Chief Executive Officer	4 times annual base salary
Executive Vice Presidents	2 times annual base salary
Senior Vice Presidents and other Named Executive Officers	1 times annual base salary
Non-employee members of the Board	4 times annual retainer

Subject persons will be expected to hold such amounts within five years from the later of June 6, 2012 or the date they become subject to the ownership guidelines. The Board of Directors considered implementing a stock retention or holding period requirement in connection with the ownership guidelines, but decided that such requirements were not necessary at this early stage of the program, given that subject persons would need to accumulate stock in compliance with the new guidelines. The Board of Directors will continue to monitor the need for stock retention or holding period requirements.

Compliance

        The responsibilities and authority of the Compensation Committee are set forth in its charter, which is intended to set forth best practices for compensation. The members of the Compensation Committee are all "independent directors," as defined under Nasdaq rules. Equity incentive awards are granted by the Compensation Committee in a manner that is intended to satisfy SEC Rule 16b-3 under the Exchange Act. As further discussed below, incentive compensation is awarded in a manner that is intended to qualify the payments as "performance-based compensation" within the meaning of Section 162(m) of the Code.

Simplicity

        The basic components of compensation applicable to the executive officers are base salary, performance-based cash bonus and long-term incentives. The executive officers also receive employee benefits consistent with those offered to other employees of the Company. All executive officers are covered by the Company's Change of Control Severance Plan. The Compensation Committee believes the Company is well served by a compensation structure that is easy to monitor, implement and disclose to its officers, employees and stockholders.

Process

        As discussed above, the Compensation Committee relies on compensation information about comparable companies and consultation with Aon Hewitt in establishing compensation. For the 2013 Fiscal Year, Aon Hewitt provided an update to the comprehensive compensation information that had been prepared for the prior fiscal year. The information provided by Aon Hewitt is described above under "—Overview—Role of Compensation Consultant." The data included the levels of compensation paid at the 50th percentile and 75th percentile of the comparable companies. The Compensation Committee did not set compensation for Named Executive Officers at these or any other percentiles but, instead, used this data as benchmarks in assessing the appropriateness of our compensation arrangements.

        At the 2012 Annual Meeting of Stockholders, the Company received 85% stockholder support for the non-binding "say-on-pay" advisory vote. As a result, no significant changes were made to our executive compensation program in the 2013 Fiscal Year.

Components of Compensation

        For each of our Named Executive Officers, the Compensation Committee reviews each component of compensation and the total value of all compensation, or "total direct compensation." Each component is discussed in more detail below. The Compensation Committee has placed more emphasis on the comparative value of each Named Executive Officer's total direct compensation, rather than each compensation component. The Compensation Committee seeks to provide total direct compensation to the Named Executive Officers that is within the range of the total direct compensation of executives of comparable companies. Because the Compensation Committee has determined that a significant portion of compensation should be at risk, the actual compensation realized by the Named Executive Officers depends on the level of performance achieved over both the short-term and long-term and upon long-term tenure in the position. This emphasis has the effect of weighting total direct compensation more heavily on long-term incentives and at-risk compensation.

Base Salary

        The base salary for each of the Named Executive Officers is based on long-term individual performance and is compared to base salaries for executives at comparable companies, as further described above under "—Process." The Compensation Committee believes that base salaries should also reflect other relevant factors, such as unique roles and responsibilities and/or individual long-term performance and experience. Accordingly, the base salary of any particular individual may be above or below the median of the applicable range of base salaries paid by comparable companies. Effective April 1, 2012, the Compensation Committee increased the base salaries of Mr. Jamison from $437,800 to $450,500; Mr. Reich from $258,000 to $267,000; Mr. Crouse from $235,700 to $240,000; Mr. Gilbreth from $281,900 to $287,000; and Ms. Brooks from $208,000 to $214,032. Following the 2013 Fiscal Year, in April 2013, the Compensation Committee determined that an adjustment to the base salaries of our Named Executive Officers would be appropriate to be competitive with the practices of comparable companies, which increased base salaries by an average of 3%. The Compensation Committee approved increases comparable to this benchmark. Effective April 1, 2013, the base salary of Mr. Jamison was increased from $450,500 to $464,000; Mr. Reich from $267,000 to $275,000; Mr. Crouse from $240,000 to $245,000; and Ms. Brooks from $214,032 to $220,000. Mr. Gilbreth resigned effective March 29, 2013 but will continue to provide consulting services to the Company until March 31, 2015.

Performance-Based Cash Bonus

        Performance-based cash bonus payments to Named Executive Officers can be awarded by the Compensation Committee based on performance, achievement of specific goals and other relevant factors determined in the discretion of the Compensation Committee. Cash bonus awards are generally made pursuant to our Executive Plan. Payments under the awards are based on performance goals that are selected from the criteria described in the Executive Plan. Each objective is determined in reference to our financial statements and annual budget.

        On April 3, 2012, the Compensation Committee approved performance goals and other terms of awards for our executive officers for the 2013 Fiscal Year under the Executive Performance Incentive Plan. The awards for Mr. Jamison, Mr. Reich, Mr. Gilbreth and Ms. Brooks were based on targeted levels of revenue and operating cash flow. Both goals must be achieved above a threshold level of performance for a bonus to be paid under the plan. The actual performance objectives for the 2013 Fiscal Year were (amounts in millions):

Objective	Threshold	Intermediate	Target	Maximum
Revenue Achievement	$112.1	$118.7	$131.9	$151.7
Operating Cash Flow	$(17.3)	$(15.4)	$(12.8)	$(10.9)

        Awards for Mr. Jamison, Mr. Reich, Mr. Gilbreth and Ms. Brooks provide a target bonus equal to a stated percentage of annual base salary. The award provides a target bonus that is similar to the target bonus for the 2012 Fiscal Year, a maximum payment of approximately 150% of the target bonus and an intermediate bonus of approximately 40% of the target bonus for performance that is 90% of targeted revenue and 120% of the operating cash flow target. A moderate bonus is paid for performance that is above the threshold level set forth above but below the intermediate level. The percentages above and below target are calculated on a sliding scale formula to penalize performance below target and reward performance that exceeds target. The formula is weighted to emphasize the operating cash flow performance goal. The potential bonuses that could be paid pursuant to awards to each executive officer, other than Mr. Crouse, for the 2013 Fiscal Year are summarized in the table below. No bonus is paid for performance at the threshold level or below.

Fiscal 2013 Executive Plan Awards

		Award Opportunity(1)
	Target Bonus Percentage of Salary
Executive Officer		Intermediate ($)	Target ($)	Maximum ($)
Darren R. Jamison	100%	$180,200	$459,510	$675,750
Edward I. Reich	50%	53,400	136,170	200,250
Mark G. Gilbreth	45%	51,600	131,733	193,725
Jayme L. Brooks	30%	25,684	65,494	96,314

(1)
Potential payouts are approximate because of interpolation.

        The award for Mr. Crouse for the 2013 Fiscal Year was based on a percentage of revenue that exceeds the revenue achieved during the 2012 Fiscal Year. Mr. Crouse received an award that entitled him to bonus payments based on the following percentages of revenue: 0.75% of revenue exceeding $109.4 million but not more than $131.9 million; plus 2.0% of revenue between $132.0 million and $158.5 million; plus 3.5% of revenue over $158.6 million.

        The Compensation Committee met on May 20, 2013 to determine if the performance objectives were met under the terms of the awards and determined and certified that we had achieved revenue of $127.6 million and operating cash flow of $(13.3) million. As a result, bonus payments pursuant to the Executive Plan were authorized of $373,915 to Mr. Jamison, $110,805 to Mr. Reich, $107,195 to

Mr. Gilbreth and $53,294 to Ms. Brooks, based on these achievements. A bonus payment to Mr. Crouse of $149,250 was made pursuant to the Executive Plan based on our revenue for the 2013 Fiscal Year.

        On May 7, 2013, the Compensation Committee also approved performance goals and other terms of awards for our executive officers for the 2014 Fiscal Year under the Executive Performance Incentive Plan. Awards for Mr. Jamison, Mr. Reich and Ms. Brooks provide a target bonus equal to a stated percentage of annual base salary. Mr. Gilbreth resigned his employment effective March 29, 2013 and was ineligible for an award. The awards for these individuals are based on targeted levels of revenue and operating cash flow. Both goals must be achieved above a threshold level of performance for a bonus to be paid under the plan. The award provides a target bonus that is similar to the target bonus for the 2013 Fiscal Year, a maximum payment of approximately 150% of the target bonus and an intermediate bonus of approximately 40% of the target bonus for performance that is 90% of targeted revenue and 175% of the operating cash flow target. A moderate bonus is paid for performance that is above a threshold level but below the intermediate level. The percentages above and below target are calculated on a sliding scale formula to penalize performance below target and reward performance that exceeds target. The formula is weighted to emphasize the operating cash flow performance goal. The potential bonuses that could be paid pursuant to awards to each executive officer, other than Mr. Crouse, for the 2014 Fiscal Year are summarized in the table below. No bonus is paid for performance at the threshold level or below.

Fiscal 2014 Executive Plan Awards

		Award Opportunity(1)
	Target Bonus Percentage of Salary
Executive Officer		Intermediate ($)	Target ($)	Maximum ($)
Darren R. Jamison	100%	$185,600	$473,280	$696,000
Edward I. Reich	55%	60,500	154,275	226,875
Jayme L. Brooks	30%	26,400	67,320	99,000

(1)
Potential payouts are approximate because of interpolation.

        The award for Mr. Crouse for the 2014 Fiscal Year is based on a percentage of revenue that exceeds the revenue achieved during the 2013 Fiscal Year. The award provides additional incentives to reward performance above targeted revenue and further incentives for revenue that exceeds the maximum level stated in the plan. Mr. Crouse's award opportunity, based on achievement of the targeted revenue goal, is $145,500. Payments to Named Executive Officers are limited under the Executive Plan to $4 million under any award.

        Following the end of the 2014 Fiscal Year, the Compensation Committee will determine whether and the extent to which the applicable performance targets were satisfied. The Compensation Committee will then award each executive officer a bonus based on the achievement of the applicable performance targets. No payments will be made for performance below specified threshold levels. The Compensation Committee has discretion to reduce any payments that would otherwise be made under the awards based on the achievement of the performance goals. For example, a payment could be reduced if the Compensation Committee determined that the executive officer failed to achieve individual or departmental goals that are unrelated to the Company's overall performance.

        If it is determined after the payment of a bonus pursuant to an award that individual or Company performance upon which the payment was based was fraudulently represented, or was based on the Company's non-compliance with applicable laws or listing standards or based on any other circumstances giving rise to a legal requirement that compensation be returned to the Company, the Company reserves the right to require the return of that payment. The Compensation Committee will consider similar clawback policies with respect to other compensation plans in connection with future rule-making under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Long-Term Equity Incentives

        General.    In February 2007, the Compensation Committee formalized its policy regarding the granting of equity-based compensation awards. The policy generally provides that the Compensation Committee shall not backdate any equity grant or manipulate the timing of the public release of material information with the intent of benefiting a grantee under an equity award. Generally, grants of equity-based compensation awards are to be approved by the Compensation Committee on the date of a regularly scheduled quarterly meeting of the Compensation Committee. Inducement grants may be approved at a special meeting of the Compensation Committee and are generally effective as of the commencement of employment. The date the Compensation Committee acts to approve an award shall be the grant date of the award for purposes of the Company's equity compensation plans, except that grants made after the close of business may be deemed to be granted on the following day. No grants may be made by action on written consent, except in extraordinary circumstances. In no event shall the exercise price or value of an award be determined by reference to the fair market value of the Company's Common Stock on a day other than the grant date of the award. The Compensation Committee does not grant options with reload features and is prohibited from re-pricing stock options under the terms of the Incentive Plan.

        In discharging its responsibility for administering the Company's stock-based compensation programs, the Compensation Committee regularly monitors and evaluates the total cost of such programs, based on information provided annually by, and in consultation with, Aon Hewitt. This information includes share utilization and annual grant rates. The Compensation Committee determines the appropriate award to each Named Executive Officer by assessing equity incentive awards made to officers by comparable companies and evaluating the level of equity incentives that have been previously awarded to each Named Executive Officer.

        The Compensation Committee determined in 2007 that equity based incentive compensation should include restricted stock unit awards, or RSUs, with somewhat less reliance on stock options than historically. RSUs can provide an equivalent level of compensation to executive officers with far less dilution than the Company experiences through exercises of stock options. In addition, the Compensation Committee believes that the opportunity for appreciation in the value of the Company's Common Stock that can be received pursuant to RSUs and options under the Company's current approach is sufficient as a performance incentive at this time.

        Awards In 2013 Fiscal Year.    On June 6, 2012, options and RSUs were approved for all of our Named Executive Officers. The exercise price of the options was the market price of the Company's stock on August 30, 2012, which was the date of stockholder approval of the amendment and restatement of the Incentive Plan. The options vested 25% on June 6, 2013 (the first anniversary of the Compensation Committee's approval of the grant) and monthly thereafter on a pro rata basis over the next 36 months and expire August 30, 2022 (ten years from the date of grant). The RSUs vested in increments of 25% beginning June 6, 2013 and each anniversary thereafter. See "—Compensation of the Individual Named Executive Officers" for additional details.

        Awards In 2014 Fiscal Year.    On April 9, 2013, options and RSUs were granted to all Named Executive Officers, other than Mr. Gilbreth. Pursuant to the provisions of the Incentive Plan, the exercise price of an option is set as the market price of the Company's stock on the date of the grant. All options granted in April 2013 to Named Executive Officers vest 25% on the first anniversary date and monthly thereafter on a pro rata basis over the next 36 months and expire ten years from the grant date. The RSUs vest in increments of 25% on each anniversary of the date of grant. See "—Compensation of the Individual Named Executive Officers" for additional details.

Employee Benefits

        Executive officers are generally entitled only to benefits consistent with those offered to other employees of the Company. The Company offers group life, disability, medical, dental and vision insurance and an employee stock purchase program.

Change of Control Benefits

        The Company maintains the Capstone Turbine Corporation Change of Control Severance Plan (the "Change of Control Plan"), which provides certain payments and benefits to eligible employees, including the Named Executive Officers. Severance benefits are provided to participants whose employment is terminated or otherwise adversely impacted within 12 months of a change of control of the Company. Upon becoming eligible, participants receive a lump sum cash payment under the Change of Control Plan that is equal to their annual base salary and continuation coverage in our medical and dental benefit plans at no cost for a period of 12 months. However, we entered into an agreement with Mr. Jamison to provide him with a severance payment that is equal to his base compensation for a period of 18 months. Effective June 14, 2012, this agreement was amended and restated to extend the term of the agreement to June 14, 2015. The Board adopted the Change of Control Plan to increase the likelihood that key management personnel are retained during any pending transactions involving a change of control of the Company. In addition, certain awards under the Incentive Plan become fully vested in the event of a change of control. The Compensation Committee believes that these change of control benefits are similar to and consistent with those offered by the companies included in the Aon Hewitt industry group described above.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our Named Executive Officers. Qualifying performance-based compensation, however, is fully deductible without regard to the general Section 162(m) limits if certain requirements are met. Section 162(m) also permits full deductibility for certain employee benefit plan contributions, sales commissions and other payments. The Compensation Committee intends that our incentive compensation programs qualify for an exception to the limitations of Section 162(m) whenever possible so that we may fully deduct compensation paid to our Named Executive Officers under these programs. Cash bonus and stock option awards generally are granted under the Executive Plan or the Incentive Plan so that they may be fully deductible as "performance based compensation" under Section 162(m).

        We have made equity incentive awards to certain of our Named Executive Officers as an inducement for them to commence employment with the Company that will not qualify as performance based compensation under Section 162(m). If amounts realized under these awards exceed the Section 162(m) limitation, they may not be deductible from the Company's taxable income, if any, at that time. Payments under these equity incentives are generally conditioned on long-term increases in stockholder value. In making these equity incentive awards, the Compensation Committee determined that the need to attract capable individuals to the Company through a meaningful inducement outweighed the potential inability to deduct a portion of the compensation for federal income tax purposes.

Risk Assessment

        To determine the level of risk arising from our compensation policies and practices, the Company conducted an executive compensation risk assessment during the 2013 Fiscal Year under the oversight of the Compensation Committee. The Compensation Committee reviewed the assessment following the 2013 Fiscal Year and determined that it remained relevant. This assessment examined the compensation programs applicable to our executive officers. Several areas of potential compensation risk were reviewed, including affordability of compensation packages; Board and Compensation Committee practices; compensation philosophy; the design of our compensation programs; elements of compensation and retention exposure. The Committee noted that the Company's compensation programs contain many provisions designed to mitigate risk and protect stockholder interests, including, but not limited to, the following:

  •
  Long-term incentive awards are in the form of stock options and restricted stock units with time-based vesting schedules with no payout holdbacks or payment in cash in lieu of stock;

  •
  Under the performance-based cash bonus program discussed above, payments to the Named Executive Officers other than Mr. Crouse are predicated on achieving threshold performance on two predetermined metrics and are limited to a maximum total payout;

  •
  The performance-based cash bonus program for all executives is based on strategic financial and operational business objectives that are aligned with the Company's long-term strategy and stockholder interests;

  •
  No employees are subject to an employment agreement;

  •
  The Compensation Committee reviews information from other publicly-traded technology and manufacturing industry companies of similar size and reviews the composition of the peer group annually; and

  •
  Stock ownership guidelines are in place for senior executives (including the Named Executive Officers) in order to further align their interests with those of stockholders.

        Based upon the assessment, the Compensation Committee concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation of the Individual Named Executive Officers

Mr. Jamison

        Mr. Jamison's total direct compensation (i.e., base salary, performance-based cash bonus and long-term incentives) was established and is reviewed and adjusted by the Compensation Committee with market analysis provided by Aon Hewitt. Mr. Jamison's total direct compensation is, and is expected to remain, within the range of the compensation paid to chief executive officers by comparable companies reflected in the published survey data.

        For the 2013 Fiscal Year, Mr. Jamison was eligible for a performance-based cash bonus equivalent to 100% of his base salary at target performance levels under the Executive Plan. Based on performance certified by the Compensation Committee, described above under "Components of Compensation—Performance-Based Cash Bonus," a cash payment of $373,915 to Mr. Jamison was approved.

        Effective June 6, 2012, the Compensation Committee awarded Mr. Jamison options to purchase 583,330 shares of Common Stock and 145,830 RSUs under the Incentive Plan. Effective April 9, 2013, the Compensation Committee awarded Mr. Jamison options to purchase 589,200 shares of Common Stock and 166,670 RSUs under the Incentive Plan. The terms of these grants are set forth above under "—Components of Compensation—Long-Term Equity Incentives." Aon Hewitt provided comments and considerations and survey data that was relied on by the Compensation Committee in making these determinations.

Messrs. Reich, Crouse, and Gilbreth and Ms. Brooks

        The Compensation Committee set the 2013 Fiscal Year compensation for the remaining Named Executive Officers based on updated information provided by, and in consultation with, Aon Hewitt. The Compensation Committee determined that compensation paid to our Named Executive Officers is within the range of the compensation paid to comparable executive officers of comparable companies reflected in the published survey data. Consideration was also given to internal pay equity and with emphasis on long-term incentives to encourage the long-term success of the Company.

        For the 2013 Fiscal Year, Messrs. Reich and Gilbreth and Ms. Brooks were eligible for performance-based cash bonuses equivalent to 50%, 45% and 30% of his or her base salary, respectively, at target performance levels under the Executive Plan. As discussed above and based on performance that was certified by the Compensation Committee, cash payments of $110,805 to Mr. Reich, $107,195 to Mr. Gilbreth and $53,294 to Ms. Brooks were approved. Also based on performance certified by the Compensation Committee, a cash payment under the Executive Plan was approved for Mr. Crouse in the amount of $149,250 based on revenue generated in the 2013 Fiscal Year.

        On June 6, 2012, the Compensation Committee granted long-term equity incentives under the Incentive Plan as follows: Mr. Reich received options to purchase 250,000 shares of Common Stock and 62,500 RSUs; Mr. Crouse received options to purchase 250,000 shares of Common Stock and 62,500 RSUs; Mr. Gilbreth received options to purchase 250,000 shares of Common Stock and 62,500 RSUs; and Ms. Brooks received options to purchase 83,330 shares of Common Stock and 20,830 RSUs. On April 9, 2013, the Compensation Committee granted long-term equity incentives under the Incentive Plan as follows: Mr. Reich received options to purchase 235,700 shares of Common Stock and 66,670 RSUs; Mr. Crouse received options to purchase 235,700 shares of Common Stock and 66,670 RSUs; and Ms. Brooks received options to purchase 78,600 shares of Common Stock and 22,220 RSUs. The terms of the grants are set forth above under "—Components of Compensation—Long-Term Equity Incentives."

Conclusion

        The Compensation Committee believes that its decisions with respect to compensation paid to the Named Executive Officers for the 2013 Fiscal Year are consistent with the goals outlined at the beginning of this Compensation Discussion and Analysis.

 EXECUTIVE OFFICERS OF THE COMPANY

        The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
Darren R. Jamison	47	President & Chief Executive Officer
Edward I. Reich	50	Executive Vice President & Chief Financial Officer
James D. Crouse	49	Executive Vice President of Sales & Marketing
Jayme L. Brooks	42	Vice President of Finance & Chief Accounting Officer

        The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The following is a biographical summary of the experience of the executive officers of the Company who are not members of the Company's Board of Directors:

        Edward I. Reich.    Mr. Reich has served as our Executive Vice President and Chief Financial Officer since February 2008. He most recently served as Vice President, Financial Planning and Analysis from August 2006 to February 2008. Mr. Reich was named Director, Financial Planning and Analysis of Capstone in August 2005, in which position he served until August 2006. Prior to joining Capstone, from 1996 to 2005, Mr. Reich was Corporate Controller at Kistler Aerospace Corporation. Mr. Reich received his Bachelor of Arts degree in Business Administration from San Diego State University. Mr. Reich is a Certified Public Accountant (inactive) in the State of California and is a member of Financial Executives International.

        James D. Crouse.    Mr. Crouse joined us in February 2007 as Executive Vice President of Sales & Marketing. He leads Capstone's Sales, Marketing and Product Development efforts globally. Since joining Capstone, Mr. Crouse has helped us bring several new clean energy and renewable microturbine products to market. Mr. Crouse is a member of the board of the World Alliance for Decentralized Energy (WADE), a business accelerator associated with the worldwide development of high efficiency cogeneration, onsite power and decentralized renewable energy systems that deliver substantial economic and environmental benefits. He most recently served as the Chairman of the Board of WADE. WADE's membership includes more than 200 corporate leaders in the decentralized-energy industry and national cogeneration and decentralized energy associations worldwide. In December 2010, U.S. Secretary of Commerce Gary Locke named Mr. Crouse to the Renewable Energy and Energy Efficiency Advisory Committee, a national advisory committee of leading U.S. renewable energy and energy efficiency companies. Mr. Crouse was re-appointed in 2012 and is one of 37 members on this committee which will advise the Secretary of Commerce on the development and implementation of programs and policies to help expand the global competitiveness of the U.S. renewable energy and energy efficiency industries. Mr. Crouse has testified before Congress on a number of issues. Most recently, he testified on Capstone's innovative technology and opportunities for combined heat and power in the energy efficiency sector. Prior to joining Capstone, from February 2005 to February 2007, Mr. Crouse was President of Navitas Consulting, where he specialized in assisting client companies with growing their businesses. Prior to his employment with Navitas Consulting, Mr. Crouse was General Manager of the Gas Engine Group for Valley Power Systems, the GE Jenbacher distributor, from June 2003 to February 2005. Additionally, Mr. Crouse was President of JST Energy and Vice President of Crown Engineering & Construction from September 2001 to June 2003. Mr. Crouse is a member of the California Association of Building Energy Consultants, and he is a licensed General Engineering Contractor "A" in California.

        Jayme L. Brooks.    Ms. Brooks has served as our Vice President of Finance and Chief Accounting Officer since November 2008. She served as Vice President of Financial Planning and Analysis of the Company from February 2008 to November 2008. She also served as Interim Chief Accounting Officer from October 2008 to November 2008. She joined the Company in September 2005 and served as Director of Financial Reporting from September 2005 until February 2008. From March 2003 until September 2005, she was Vice President and Controller of Computer Patent Annuities North America LLC, a company providing solutions for intellectual property management needs, technology renewal services, software tools and portfolio management. Ms. Brooks holds a Bachelor of Arts degree in Business Economics from the University of California at Santa Barbara and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Ms. Brooks is a Certified Public Accountant licensed in California and a member of Financial Executives International.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below sets forth the compensation of the Company's principal executive officer, principal financial officer and the three other most highly compensated executive officers during the 2013 Fiscal Year. These individuals are referred to in this Proxy Statement as the "Named Executive Officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Darren R. Jamison	2013	$450,500	$—	$147,288	$391,939	$373,915	$5,766	$1,369,408
President & Chief Executive	2012	437,800	—	73,800	170,085	245,168	5,698	932,551
Officer	2011	437,800	—	63,000	282,600	320,740	7,100	1,111,240
Edward I. Reich	2013	267,000	—	63,125	167,975	110,805	2,131	611,036
Executive Vice President &	2012	258,000	—	24,600	85,043	65,016	1,493	434,152
Chief Financial Officer	2011	258,000	—	21,000	117,750	85,057	740	482,547
Jayme L. Brooks	2013	214,032	—	21,038	55,989	53,294	5,074	349,427
Vice President of Finance &	2012	208,000	—	—	50,947	34,944	4,886	298,777
Chief Accounting Officer	2011	208,000	—	—	67,981	45,715	5,870	327,566
James D. Crouse	2013	240,000	—	63,125	167,975	149,250	4,302	624,652
Executive Vice President of	2012	235,700	15,084	24,600	85,043	239,422	4,877	604,726
Sales & Marketing	2011	235,700	7,100	18,900	58,875	153,000	5,600	479,175
Mark G. Gilbreth(5)	2013	287,000	—	63,125	167,975	107,195	798	626,093
Former Executive Vice	2012	281,900	—	24,600	85,043	71,039	798	463,380
President & Chief Technology	2011	281,900	—	23,100	105,975	92,936	1,347	505,258
Officer

(1)
This column represents the aggregate grant date fair value of RSUs granted in the years presented in accordance with SEC rules. For RSUs, fair value is calculated using the closing price of Capstone's stock on the date of grant. For a discussion of the valuation assumptions, see Note 9 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2013 Fiscal Year. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures.

(2)
This column represents the aggregate grant date fair value of stock options granted in the years presented in accordance with SEC rules. For a discussion of valuation assumptions, see Note 9 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2013 Fiscal Year. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures.

(3)
This column represents bonuses paid pursuant to the Executive Plan.

(4)
This column represents Company contributions to the 401(k) plan and premiums paid by the Company for life insurance.

(5)
Mr. Gilbreth resigned from the Company effective March 29, 2013 but will continue to provide consulting services to the Company until March 31, 2015.

Grants of Plan-Based Awards

        Information about each grant of a plan-based award made to a Named Executive Officer during the 2013 Fiscal Year is set forth in the table below.

					All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards(5)
							Exercise or Base Price of Option Awards(4)
Name	Grant Date	Threshold	Target	Maximum
Darren R. Jamison	N/A	$0	$459,510	$675,750	—	—	$—	$—
	06/06/2012	—	—	—	—	583,330	1.01	391,939
	06/06/2012	—	—	—	145,830	—	—	147,288
Edward I. Reich	N/A	0	136,170	200,250	—	—	—	—
	06/06/2012	—	—	—	—	250,000	1.01	167,975
	06/06/2012	—	—	—	62,500	—	—	63,125
Jayme L. Brooks	N/A	0	65,494	96,314	—	—	—	—
	06/06/2012	—	—	—	—	83,330	1.01	55,989
	06/06/2012	—	—	—	20,830	—	—	21,038
James D. Crouse(6)	N/A	—	168,750	—	—	—	—	—
	06/06/2012	—	—	—	—	250,000	1.01	167,975
	06/06/2012	—	—	—	62,500	—	—	63,125
Mark G. Gilbreth	N/A	0	131,733	193,725	—	—	—	—
	06/06/2012	—	—	—	—	250,000	1.01	167,975
	06/06/2012	—	—	—	62,500	—	—	63,125

(1)
The estimated payouts shown reflect cash bonus awards granted under the Executive Plan, where receipt is contingent upon the achievement of specified performance goals. No amounts are payable if the minimum threshold performance levels are not achieved. See the section above entitled "COMPENSATION DISCUSSION AND ANALYSIS—Components of Compensation—Performance—Based Cash Bonus" for more information about the awards.

(2)
Reflects shares of Common Stock underlying restricted stock units granted under the Incentive Plan, which vest in four equal installments on each anniversary of the grant date, conditioned on continued service to the Company as set forth in the Incentive Plan.

(3)
Reflects shares of Common Stock underlying stock options granted under the Incentive Plan, which vested 25% on June 6, 2013 (the first anniversary of the Compensation Committee's approval of the grant) and monthly thereafter on a pro rata basis over the next 36 months, conditioned on continued service to the Company as set forth in the Incentive Plan.

(4)
Reflects the fair market value of a share of Common Stock as the closing sales price of the Common Stock on the Nasdaq Global Market on the date of grant.

(5)
Reflects the aggregate grant date fair value computed in accordance with ASC 718.

(6)
The non-equity incentive plan award for Mr. Crouse for the 2013 Fiscal Year was based on a percentage of revenue that exceeds the revenue achieved during the 2012 Fiscal Year. Mr. Crouse received an award that entitled him to bonus payments based on the following percentages of revenue: 0.75% of revenue exceeding $109.4 million but not more than $131.9 million; plus 2.0% of revenue between $132.0 million and $158.5 million; plus 3.5% of revenue over $158.6 million.

Outstanding Equity Awards at Fiscal Year-End

        Information about outstanding equity awards held by the Named Executive Officers as of the end of the 2013 Fiscal Year is set forth in the table below.

	Option Awards				Stock Awards
					Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares or Units of Stock That Have Not Vested(4)
	Number of Securities Underlying Unexercised Options
			Option Exercise Price	Option Expiration Date(2)
Name	Exercisable(1)	Unexercisable(1)
Darren R. Jamison	—	583,330	$1.01	08/30/2022	145,830	$131,247
	65,625	84,375	1.64	06/08/2021	33,750	30,375
	247,500	112,500	1.05	06/09/2020	30,000	27,000
	636,458	13,542	0.80	04/08/2019	51,250	46,125
	350,000	—	0.87	12/10/2018	—	—
	2,000,000	—	1.27	12/18/2016	—	—
Edward I. Reich	—	250,000	1.01	08/30/2022	62,500	56,250
	32,813	42,187	1.64	06/08/2021	11,250	10,125
	103,125	46,875	1.05	06/09/2020	10,000	9,000
	150,000	—	0.87	12/10/2018	—	—
	750,000	—	1.52	01/15/2018	—	—
	75,000	—	2.91	08/22/2015	—	—
Jayme L. Brooks	—	83,330	1.01	08/30/2022	20,830	18,747
	18,944	24,356	1.70	06/13/2021	—	—
	59,538	27,062	1.05	06/09/2020	—	—
	125,000	—	0.85	11/25/2018	—	—
	50,000	—	5.58	09/12/2015	—	—
James D. Crouse	—	250,000	1.01	08/30/2022	62,500	56,250
	32,813	42,187	1.64	06/08/2021	11,250	10,125
	51,563	23,437	1.05	06/09/2020	9,000	8,100
	75,000	—	0.87	12/10/2018	—	—
	850,000	—	0.86	02/05/2017	—	—
Mark G. Gilbreth(5)	—	250,000	1.01	08/30/2022	62,500	56,250
	32,813	42,187	1.64	06/08/2021	11,250	10,125
	92,813	42,187	1.05	06/09/2020	11,000	9,900
	75,000	—	0.87	12/10/2018	—	—
	150,000	—	1.37	11/07/2018	—	—
	100,000	—	0.90	02/14/2017	—	—
	400,000	—	2.63	06/12/2016	—	—
	100,000	—	2.43	10/31/2015	—	—
	110,000	—	1.64	03/17/2015	—	—
	25,000	—	1.58	09/09/2014	—	—
	70,000	—	2.36	01/26/2014	—	—
	5,000	—	2.36	01/26/2014	—	—

(1)
Options vest 25% on the first anniversary of the grant date and monthly thereafter on a pro rata basis over the next 36 months, conditioned on continued service to the Company.

(2)
All options terminate, if not sooner, at the expiration of 10 years following the grant date.

(3)
Restricted stock units vest in four equal installments on each anniversary of the date of grant, conditioned on continued service to the Company.

(4)
Based on the closing sales price of our Common Stock of $0.90 on the Nasdaq Global Market on March 31, 2013.

(5)
Mr. Gilbreth resigned effective March 29, 2013 and will continue to serve the Company in a consulting capacity until March 31, 2015.

Option Exercises and Stock Vested

        Information about the exercise of stock options and vesting of restricted stock units during the 2013 Fiscal Year for each Named Executive Officer is set forth in the table below.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Darren R. Jamison	—	$—	11,250	(1)	$10,800	(1)
	—	—	15,000	(2)	15,000	(2)
	—	—	11,250	(3)	11,250	(3)
	—	—	51,250	(4)	48,688	(4)
Edward I. Reich	—	—	1,250	(1)	1,200	(1)
	—	—	5,000	(2)	5,000	(2)
	—	—	3,750	(3)	3,750	(3)
Jayme L. Brooks	—	—	5,500	(1)	5,280	(1)
James D. Crouse	—	—	5,000	(1)	4,800	(1)
	—	—	4,500	(2)	4,500	(2)
	—	—	3,750	(3)	3,750	(3)
Mark G. Gilbreth	—	—	5,000	(1)	4,800	(1)
	—	—	6,250	(5)	6,188	(5)
	—	—	5,500	(2)	5,500	(2)
	—	—	3,750	(3)	3,750	(3)

(1)
On December 10, 2012, RSUs vested and the market value of the stock was $0.96 per share.

(2)
On June 9, 2012, RSUs vested and the market value of the stock was $1.00 per share.

(3)
On June 8, 2012, RSUs vested and the market value of the stock was $1.00 per share.

(4)
On April 8, 2012, RSUs vested and the market value of the stock was $0.95 per share.

(5)
On November 7, 2012, RSUs vested and the market value of the stock was $0.99 per share.

Potential Payments upon Termination or Change of Control

        The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment or a change of control of the Company. The amount of compensation payable to each Named Executive Officer if each situation occurred on March 31, 2013 is listed in the tables below.

Mr. Jamison

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$450,500	(1)	$675,750	(2)
Stock Options (unvested)	—		1,354	(3)
Restricted Stock Units (unvested)	—		234,747	(4)
Insurance Benefits	21,201	(5)	31,801	(6)

Total	$471,701		$943,652

(1)
Reflects a severance payment of Mr. Jamison's annual base salary as of March 31, 2013 payable over a period of 12 months after termination, in accordance with a written agreement with Mr. Jamison dated December 18, 2006. This agreement was amended and restated effective June 14, 2012 to extend its term until June 14, 2015. Following the 2013 Fiscal Year, in April 2013, the Compensation Committee increased the base salary of Mr. Jamison from $450,500 to $464,000.

(2)
Reflects a lump sum severance payment equal to 18 months of Mr. Jamison's base salary as of March 31, 2013, in accordance with a written agreement with Mr. Jamison dated December 18, 2006. This agreement was amended and restated effective June 14, 2012 to extend its term until June 14, 2015. Following the 2013 Fiscal Year, in April 2013, the Compensation Committee increased the base salary of Mr. Jamison from $450,500 to $464,000.

(3)
Reflects the value of the shares of Common Stock underlying outstanding, unvested stock options that become exercisable following a change in control, based on the market value of $0.90 per share on March 31, 2013, assuming exercise prices reported on the table "Outstanding Equity Awards at Fiscal Year-End." Full vesting is triggered if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(4)
Reflects the value of the shares of Common Stock underlying outstanding, unvested restricted stock units that become vested following a change in control, based on the market value of $0.90 per share on March 31, 2013. Full vesting is triggered if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(5)
Reflects payment of health benefit premiums to be paid for a period of 12 months.

(6)
Reflects payment of health benefit premiums to be paid for a period of 18 months.

Mr. Reich

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$133,500	(1)	$267,000	(2)
Stock Options (unvested)	—		—
Restricted Stock Units (unvested)	—		75,375	(3)
Insurance Benefits	3,719	(4)	7,438	(5)

Total	$137,219		$349,813

Ms. Brooks

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$107,016	(1)	$214,032	(2)
Stock Options (unvested)	—		—
Restricted Stock Units (unvested)	—		18,747	(3)
Insurance Benefits	10,600	(4)	21,201	(5)

Total	$117,616		$253,980

Mr. Crouse

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$120,000	(1)	$240,000	(2)
Stock Options (unvested)	—		—
Restricted Stock Units (unvested)	—		74,475	(3)
Insurance Benefits	10,600	(4)	21,201	(5)

Total	$130,600		$335,676

(1)
Reflects a severance payment of six months of the executive's base salary as of March 31, 2013 under our Severance Plan (as defined below). Following the 2013 Fiscal Year, in April 2013, the Compensation Committee increased the base salary of Mr. Reich from $267,000 to $275,000; Ms. Brooks from $214,032 to $220,000; and Mr. Crouse from $240,000 to $245,000.

(2)
Reflects a lump sum severance payment equal to 12 months of the executive's annual base salary plus cash incentive compensation for the year in which the effective date of the change in control occurs under our Change of Control Severance Plan. Following the 2013 Fiscal Year, in April 2013, the Compensation Committee increased the base salary of Mr. Reich from $267,000 to $275,000; Ms. Brooks from $214,032 to $220,000; and Mr. Crouse from $240,000 to $245,000.

(3)
Reflects the value of the shares of Common Stock underlying outstanding, unvested restricted stock units that become vested following a change in control, based on the market value of $0.90 per share on March 31, 2013. Full vesting is triggered if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(4)
Reflects payment of health benefit premiums to be paid for a period of six months.

(5)
Reflects payment of health benefit premiums to be paid for a period of 12 months.

        Mr. Gilbreth was not entitled to any payments upon termination or change of control at March 31, 2013 because he had resigned prior to that date.

Employment Contracts, Termination of Employment and Change of Control Arrangements

        The Board of Directors adopted the Change of Control Severance Plan (the "Change of Control Plan") in April 2002. The Change of Control Plan is applicable to each member of management designated by the Board of Directors, including the Named Executive Officers. In the event that a participant is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change in control of the Company, the participant will receive a payment equal to his or her annual base salary plus the cash incentive compensation for the year in which the effective date of the change in control occurs, as well as continuation of health plan benefits for 12 months. However, Mr. Jamison is a party to an agreement that provides he will receive an enhanced payment equal to his base salary over a period of 18 months. This agreement expires on June 14, 2015.

        Separate from the Change of Control Plan, the Company adopted the Capstone Turbine Corporation Severance Pay Plan (the "Severance Plan") in May 2002. The Severance Plan provides that each member of management reporting to the Chief Executive Officer and/or the President, including the Named Executive Officers, whose employment is involuntarily terminated without cause will receive, upon signing a release, a payment equal to such person's salary for six months. However, Mr. Jamison is a party to an agreement that provides he will receive an enhanced payment equal to his base salary over a period of 12 months. This agreement expires on June 14, 2015. Payments under the Severance Plan are reduced by any benefits received under the Change of Control Plan or under any other severance agreement with the Company.

        The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Stock awards or options to purchase Common Stock have been issued to Named Executive Officers as inducement grants or pursuant to the Incentive Plan that become fully vested or exercisable if a participant is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

 COMPENSATION OF DIRECTORS

        Mr. Jamison, the Company's President and Chief Executive Officer, does not receive compensation for serving as a member of the Board of Directors. Information about the compensation of the non-employee directors for the 2013 Fiscal Year is set forth in the table below.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Gary D. Simon	$43,256	$35,000	$78,256
Richard K. Atkinson	34,507	35,000	69,507
John V. Jaggers	33,285	35,000	68,285
Noam Lotan	36,506	35,000	71,506
Gary J. Mayo	38,507	35,000	73,507
Eliot G. Protsch	34,505	35,000	69,505
Holly A. Van Deursen	38,507	35,000	73,507
Darrell J. Wilk	36,516	35,000	71,516

(1)
Includes stock awards granted to non-employee directors who elect to take payment of all or any portion of their directors' fees in stock in lieu of cash. For each term of the Board of Directors (beginning on the date of an annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders), a non-employee director may elect to receive, in lieu of all or any portion of his or her annual retainer or committee fee cash payment, a stock award. The award is calculated by dividing the amount of the fee by the fair market value of a share of Common Stock on the date the fee is payable. For the 2013 Fiscal Year, 34% of the amounts of the aggregate directors' fees were paid in the form of stock.

(2)
This column represents the aggregate grant date fair value of stock awards granted during the 2013 Fiscal Year. For a discussion of valuation assumptions, see Note 9 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2013 Fiscal Year.

As of March 31, 2013, Mr. Protsch held options to purchase 105,284 shares, Mr. Jaggers held options to purchase 105,284 shares, Mr. Lotan held options to purchase 91,600 shares, Messrs. Atkinson, Simon and Wilk each held options to purchase 81,600 shares, Ms. Van Deursen held options to purchase 61,600 shares, and Mr. Mayo held options to purchase 51,600 shares. As of March 31, 2013, Messrs. Simon, Atkinson, Jaggers, Lotan, Mayo, Protsch, Wilk and Ms. Van Deursen each held 34,653 RSUs that will vest on the date of the Annual Meeting.

        Equity compensation is paid under the Incentive Plan which provides each non-employee director an option to purchase 21,600 shares of our Common Stock upon initial election to the Board of Directors. This initial grant becomes exercisable in three equal installments on each anniversary of the initial election, based upon continuing service as a director. In June 2012, as part of the amendment and restatement of the Incentive Plan, the Board of Directors approved an annual grant of RSUs with a market value of $35,000, based on the value of our Common Stock on the date of grant, in lieu of the annual grant of stock options to non-employee directors described below. This change in equity grant from options to RSUs was effective upon re-election at the 2012 Annual Meeting. The stock awards will become vested upon completion of the annual term of the Board of Directors that included the date of grant. Prior to the 2012 Annual Meeting, the Incentive Plan provided for the grant of options to purchase 10,000 shares of our Common Stock to our non-employee directors on the date of each annual meeting of stockholders at which the non-employee director was re-elected to our Board of Directors. This annual grant became exercisable in four equal installments at the end of each quarter in the fiscal year, based upon continuing service as a director. The exercise price of all options was equal to the fair market value of the Common Stock on the grant date, and the term was ten years, subject to earlier expiration in connection with termination of service.

        During the 2013 Fiscal Year, each non-employee director received a cash and stock-based retainer of $30,000. Each non-employee director also received a $1,500 annual retainer for each standing committee of the Board of Directors on which he or she served; except that the Chairman of each committee received a $3,000 annual retainer. The Chairman of the Board of Directors received an additional $5,000 annual retainer. In May 2012, the Board of Directors increased the annual retainer for the Chairman of the Board of Directors from $35,000 to $45,000 per year. In addition, the Board of Directors increased the annual retainer for the Chair of the audit committee from $3,000 to $10,000 and increased the retainer for the Chair of each of the compensation and nominating and governance committees from $3,000 to $7,500. In addition, the Board of Directors increased the annual retainer from $1,500 to $7,500 for each member of the audit committee and increased the annual retainer for each member of each of the compensation and nominating and governance committees from $1,500 to $5,000. These annual retainer increases are effective upon re-election. Non-employee directors may elect to receive shares of Common Stock in lieu of any cash retainer, based on the fair market value of Common Stock on the date that cash would have otherwise been paid. All payments are paid quarterly in arrears. If requested, all director expenses incurred in attending the Board of Directors or committee meetings are reimbursed by the Company.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets forth information regarding securities authorized for issuance under equity compensation plans as of March 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by Stockholders
Incentive Plan Stock Options	8,241,765		$1.36		7,059,019	(1)
Incentive Plan Stock Bonus Awards	1,404,596		—		—
2000 Employee Stock Purchase Plan	—		—		442,490
Equity Compensation Plans Not Approved by Stockholders
Inducement Stock Options	3,550,000	(2)	$1.27		—
Inducement Restricted Stock Units	62,500	(3)	—		—

Total	13,258,861		$1.33	(4)	7,501,509

(1)
The shares available for stock options, restricted stock, RSUs and other awards under the Incentive Plan are included in this number.

(2)
Consists of stock options granted outside of the Incentive Plan at exercise prices equal to the fair market value of the Company's Common Stock, as inducement grants to executive officers and other employees of the Company since June 2006. Included in the 3,550,000 shares of Common Stock were options to purchase 2,000,000 shares of Common Stock granted to Mr. Jamison, options to purchase 850,000 shares of Common Stock granted to Mr. Crouse and options to purchase an aggregate of 700,000 shares of Common Stock granted to three other employees. Although the options were not granted under the Incentive Plan, they are governed by terms and conditions similar to those set forth in the Incentive Plan.

(3)
Consists of RSUs granted outside of the Incentive Plan as inducement grants to an employee of the Company in December 2012.

(4)
The weighted-average exercise price does not take into account RSUs as there is no exercise price associated with RSUs.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The tables below set forth certain information as of July 1, 2013 (unless otherwise indicated) regarding beneficial ownership of Common Stock by: (1) each director, nominee for director and Named Executive Officer of the Company; (2) all directors and executive officers as a group; and (3) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. As of July 1, 2013, there were 305,976,887 shares of Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

Name of Beneficial Owner**	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Blackrock, Inc. 40 East 52nd Street New York, NY 10022(2)	17,009,137	5.56%
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355(3)	16,858,122	5.51%
Platinum Investment Management Limited Level 8, 7 Macquarie Place Sydney NSW 2CCC, Australia(4)	16,750,489	5.47%
Darren R. Jamison	4,098,662	1.32%
Gary D. Simon	156,866	*
Mark G. Gilbreth(5)	1,392,347	*
James D. Crouse	1,247,822	*
Edward I. Reich(6)	1,264,285	*
John V. Jaggers(7)	516,534	*
Eliot G. Protsch	305,434	*
Jayme L. Brooks	350,919	*
Darrell J. Wilk	200,355	*
Noam Lotan	157,530	*
Holly A. Van Deursen	155,757	*
Richard K. Atkinson	133,235	*
Gary J. Mayo	97,249	*
Directors and executive officers as a group (13 persons)	10,076,995	3.20%

*
Less than one percent.

**
Unless otherwise indicated, the address of each person listed is c/o Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311.

(1)
In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from July 1, 2013, are deemed outstanding. In addition, RSUs that will vest within 60 days of July 1, 2013 are deemed outstanding. The total number of shares of Common Stock underlying options, pursuant to which such individuals have rights to acquire beneficial ownership of Common Stock within 60 days, and the total number of RSUs that vest within 60 days is as follows:

Name	Shares Underlying Options	RSUs
Darren R. Jamison	3,536,388	113,958
Gary D. Simon	81,600	34,653
Mark G. Gilbreth	1,255,417	24,875
James D. Crouse	1,097,917	23,875
Edward I. Reich	1,207,292	24,375
John V. Jaggers	95,284	34,653
Eliot G. Protsch	95,284	34,653
Jayme L. Brooks	291,317	5,208
Noam Lotan	91,600	34,653
Darrell J. Wilk	81,600	34,653
Holly A. Van Deursen	61,600	34,653
Richard K. Atkinson	81,600	34,653
Gary J. Mayo	51,600	34,653
(2)
The number of shares listed as beneficially owned by Blackrock, Inc. includes shares held by certain of its affiliates. Information is based solely from a Schedule 13G filed by Blackrock, Inc. on January 30, 2013. Blackrock, Inc. has sole voting power and sole dispositive power with respect to 17,009,137 shares.

(3)
The number of shares listed as beneficially owned by The Vanguard Group includes shares held by certain of its affiliates. Information is based solely from a Schedule 13G filed by The Vanguard Group on February 12, 2013. The Vanguard Group has sole voting power and shared dispositive power with respect to 867,794 shares and sole dispositive power with respect to 16,432,575 shares.

(4)
The number of shares listed as beneficially owned by Platinum Investment Management Limited includes shares held by certain of its affiliates. Information is based solely from a Schedule 13G filed by Platinum Investment Management Limited on February 15, 2013. Platinum Investment Management Limited has sole voting power and shared dispositive power with respect to 16,750,489 shares and sole dispositive power with respect to 13,307,270 shares.

(5)
Mr. Gilbreth disclaims beneficial ownership of 362,708 shares underlying stock options, 15,374 shares underlying restricted stock units and 6,375 shares of Common Stock which were the subject of a divorce decree.

(6)
Mr. Reich disclaims beneficial ownership of 37,500 shares underlying stock options and 21,675 shares underlying restricted stock units which were the subject of a divorce decree.

(7)
The ownership includes: (a) 9,728 shares of Common Stock held by Sevin Rosen VII Affiliates Fund, L.P.; (b) 16 shares of Common Stock held by SRB Associates VII L.P.; and (c) 370,018 shares directly owned by Mr. Jaggers. Mr. Jaggers is a general partner of SRB Associates VII L.P. (the general partner of Sevin Rosen VII Affiliates Fund L.P.) and may be deemed to have shared power to dispose of and vote these shares. Mr. Jaggers disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest in these shares.

 OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires certain of the Company's executive officers, directors and persons who own more than 10% of our Common Stock (each, a "Reporting Person") to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that during the 2013 Fiscal Year all holdings and reportable transactions by such Reporting Persons in Company securities were reported on a timely basis pursuant to Exchange Act Section 16(a) filing requirements.

Code of Business Conduct and Code of Ethics

        The Company has adopted a Code of Business Conduct that applies to all directors, officers and employees of the Company. All directors, officers and employees of the Company are expected to be committed to the highest standards of honest, ethical and legal behavior. In addition, the Company has adopted a Code of Ethics that applies to the Chief Executive Officer, the Chief Financial Officer and senior financial officers of the Company. The Code of Ethics addresses the unique role of these officers in corporate governance. Each officer subject to the Code of Ethics is subject to, and has agreed to abide by, the Code of Business Conduct. The Board of Directors reviews the Code of Ethics and Code of Business Conduct on an annual basis or more often, if necessary. The Code of Ethics and Code of Business Conduct are available on the Company's website at www.capstoneturbine.com.

Corporate Governance Principles

        The Company takes corporate governance responsibilities very seriously. In July 2004, the Board of Directors adopted Corporate Governance Principles to address the Board of Directors' governance role and functions. The Corporate Governance Principles describe the role of the Board of Directors and provide a framework for, among other things, issues such as director selection and qualifications, director compensation, meetings of the Board of Directors, selection of the Chief Executive Officer and director orientation and continuing education. The Board of Directors reviews the Company's Corporate Governance Principles on an annual basis or more often, if necessary. The Corporate Governance Principles are available on the Company's website at www.capstoneturbine.com.

Related Person Transactions Policies and Procedures

        The Audit Committee has adopted written policies and procedures regarding related party transactions. The policies and procedures require that the Audit Committee, whose members are all independent directors, review and approve all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee considers, among other factors, whether the related party transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person's interest in the transaction and, in the case of directors and officers, whether the provisions of Section 144 of the Delaware General Corporation Law have been met. Any director who is a related person with respect to a transaction under review may not participate in the discussion or approval of the transaction.

Additional Information

        Capstone is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by Capstone may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the SEC at

100 F Street, NE, Washington, DC 20549. Information regarding the Public Reference Room may be obtained by calling (800) SEC-0330. In addition, the filings made by Capstone with the SEC may be accessed by way of the SEC's Internet address, www.sec.gov.

        A copy of this Proxy Statement and our 2013 Annual Report has been posted on the Internet and is available by following the instructions in the Notice of Internet Availability. Capstone will undertake to provide promptly without charge to each person to whom a copy of the proxy statement is delivered, upon the written request of any such person, a copy of Capstone's Annual Report on Form 10-K for the period ended March 31, 2013 as filed with the SEC. Requests for such copies should be addressed to: Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311, Attn: Investor Relations.

 Appendix A

CAPSTONE TURBINE CORPORATION

EXECUTIVE PERFORMANCE INCENTIVE PLAN

Effective April 1, 2008

        THIS INSTRUMENT is adopted by Capstone Turbine Corporation (the "Company") as the Capstone Turbine Corporation Executive Performance Incentive Plan (the "Plan") to be effective as of April 1, 2008.

RECITALS:

        WHEREAS, the Company has reviewed its executive compensation programs and policies and has determined that key employees should be provided with opportunities to earn additional compensation based on achievement of specified performance goals;

        WHEREAS, the Company therefore desires to establish a compensation program that provides meaningful economic incentives to encourage outstanding performance by key employees;

        WHEREAS, the Company further desires that the performance goals be established in such a manner so that the economic interests of the key employees are aligned with the economic interests of the shareholders of the Company; and

        WHEREAS, the Company intends that all compensation payable and awards granted hereunder will qualify as "performance-based compensation" described in section 162(m)(4)(C) of the Code (as defined below), and that this Plan be approved by the shareholders of the Company before the compensation amounts described hereunder are paid by the Company;

        NOW, THEREFORE, pursuant to authorization of the Board of Directors of the Company taken on June 11, 2008, this instrument is hereby adopted as the Plan that has been established by the Company for the purposes stated herein:

Article I. Definitions

        1.1    Award.    An incentive compensation award issued hereunder to a Participant that is subject to and dependent upon the attainment of one or more performance goals. Payments under Awards will be made, at the discretion of the Committee, in the form of cash, common stock of the Company, or any other securities or property. Payments hereunder may be provided in fulfillment of compensation bonus obligations that are payable under an employment agreement between a Participant and the Company.

        1.2    Board.    The board of directors of the Company.

        1.3    Code.    The Internal Revenue Code of 1986, as amended.

        1.4    Committee.    A committee of Board members that is designated by the Board as the "Compensation Committee," provided that the Committee shall be composed of at least two individuals (or such number that satisfies section 162(m)(4)(C) of the Code) and shall be solely composed of individuals who are "outside directors" as defined in Treas. Reg. § 1.162-27(e)(3) or any successor provision.

        1.5    Company.    Capstone Turbine Corporation and its affiliates, successors and assigns.

        1.6    Disability.    A Participant who is eligible for disability benefits under the Company's long-term disability benefits plan shall be deemed to have incurred a disability hereunder.

        1.7    Participant.    Executive and senior officers of the Company who have been designated by the Committee to receive Awards hereunder.

        1.8    Payment Date.    The date described in Section 4.2 herein.

        1.9    Performance Period.    The period of time to be used in measuring the time during which performance goals under Awards must be met. The Performance Period shall be each fiscal year of the Company unless otherwise specified by the Committee.

        1.10    Plan.    The Capstone Turbine Corporation Executive Performance Incentive Plan.

        1.11    Retirement.    The retirement from active service by a Participant that is approved by the Board or Committee under policies that are adopted for the retirement of executive officers and/or directors of the Company.

        1.12    Voting Securities.    Any securities of an entity that vote generally in the election of its directors.

Article II. Administration

        The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

          (a)   Select Participants who may receive payments pursuant to Awards, and grant Awards pursuant to the terms hereof;

          (b)   Subject to the limitations and conditions contained in the Plan, establish the amounts payable under the Awards and the performance goals to be achieved for the payment of the Awards;

          (c)   Interpret all provisions of this Plan;

          (d)   Prescribe the forms to be used and procedures to be followed by Participants for the administration of the Plan;

          (e)   Adopt, amend, and rescind rules for Plan administration; and

          (f)    Make all determinations it deems advisable for the administration of this Plan.

Article III. Award Eligibility and Limitations

        3.1    Terms of Awards.    All Awards must be established by the Committee in writing no later than the earlier to occur of (i) 90 days after the beginning of the Performance Period, and (ii) the elapse of 25% of such Performance Period. Payment of compensation under an Award shall be based on the attainment of one or more pre-established objective performance goals that are based on the criteria described in Section 3.3. The Committee must identify the Participant to whom the Award has been granted, the amount of compensation payable under the Award, and the performance goals upon which the Award is conditioned. Neither the Company nor the Committee shall have the discretion to increase the amount payable under an Award that would otherwise be due upon the attainment of the performance goals stated in the Award. Except as provided in the written terms and conditions of an Award that are provided to a Participant, or in an employment agreement between the Participant and the Company, the Committee shall retain the right to reduce or eliminate the amount that is payable under the Award.

        3.2    Form of Payment.    An Award shall be paid in the form of a bonus to a Participant. The amount of the bonus shall be stated as a fixed amount or as an objective formula for computing the amount of compensation payable if the performance goal is obtained. A formula for computing compensation may be expressed as a percentage of base compensation payable to a Participant or on any other basis that yields a determinable amount of compensation. The maximum amount of compensation that is payable under all Awards made to a Participant during a calendar year is $4,000,000.

        3.3    Performance Criteria of Awards.    Subject to the terms hereof, and in a manner consistent with Treas. Reg. § 1.162-27 or any successor rule under the Code, performance goals shall be determined in the sole and absolute discretion of the Committee, provided that the goals must be such that whether or not the performance goal will be achieved is substantially uncertain at the time the performance goals and the terms of the Award are established. Performance goals may be based upon increases in performance of the Company over a prior period, but may also be based on maintaining status quo or limiting losses or decreases in performance, as is appropriate in view of the business conditions of the Company, its industry or the market in which its securities are traded at the time that a performance goal is established. Performance goals shall be determined on one or more of the following criteria, as such terms are expressed in the Company's financial statement, and as selected from time to time by the Committee:

  (a)
  Return on equity, capital, sales or assets.

  (b)
  Revenue measurements (e.g., net, gross or sales).

  (c)
  Income (net, pre-tax, and/or operating).

  (d)
  Cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital).

  (e)
  Earnings per share.

  (f)
  Gross margins.

  (g)
  Cash utilization.

  (h)
  Operating expenses and its components (e.g., cost of materials).

Article IV. Payment of Compensation under Award

        4.1    Payment under Awards.    Except as provided in Sections 4.3, 4.4 and 4.5, payment under an Award shall only occur if (i) the performance goals specified in the Award were satisfied during the Performance Period and (ii) the Participant is employed by the Company or an affiliate of the Company at the end of the Performance Period. Except as provided in Sections 4.3 and 4.5, payment under an Award shall not occur until the Committee has certified in writing that the performance goals have been achieved. For this purpose, approved minutes of the Committee meeting or action by unanimous written consent of the Committee by which certification is made shall be treated as a written certification. However, such certification is not required if payment under the Award is attributable solely to the increase in the value of the Company's common stock.

        4.2    Time of Payment.    Except as provided in Section 4.5, amounts that become payable under an Award after attainment of performance goals shall be paid as soon as it is practicable following the close of the Performance Period and, to the extent required in Section 4.1, the certification by the Committee of the attainment of such performance goals (the "Payment Date").

        4.3    Death or Disability.    Upon the death or Disability of a Participant during a Performance Period, payments under Awards shall be made as follows:

          (a)   If the performance goals specified in the Participant's Award are achieved, the Participant shall be eligible to receive payments under the Award. The Award may be paid in full or may be prorated based on the number of full months which have elapsed in the Performance Period as of the date of such death or Disability, at the sole and absolute discretion of the Committee. Payments under this Section 4.3(a) shall be made as determined by the Committee following the close of the Performance Period, but not prior to the date the Committee certifies in writing that the performance goals have been achieved.

          (b)   If the performance goals specified in the Participant's Award are not achieved, the Committee may in its discretion pay all or a portion of the Award. Any payment under the Award may be prorated based on the number of full months which have elapsed in the Performance Period as of the date of such death or Disability, at the sole and absolute discretion of the Committee. Payments under this Section 4.3(b) shall be made as determined by the Committee following the close of the Performance Period.

          (c)   Notwithstanding anything contained herein to the contrary, if a Participant and the Company are parties to a written agreement that expressly addresses the payment of performance-based bonuses upon death or Disability, the obligations of the Company hereunder will be subject to the terms of that agreement.

        4.4    Retirement.    Upon the Retirement of a Participant during a Performance Period and the attainment of the performance goals under an Award for such Participant for such Performance Period, the Award may be paid in full or may be prorated based on the number of full months which elapsed in the Performance Period as of the date of the Retirement, at the sole and absolute discretion of the Committee. Payments under this Section 4.4 shall be made on the Payment Date.

        4.5    Change in Control.    In the event the Company experiences a "Change in Control" (as defined as an "Acquisition" under the Capstone Turbine Corporation 2000 Equity Incentive Plan, as amended) during a Performance Period when performance goals of an Award are not achieved, the Participant may receive at the discretion of the Committee the target bonus amount that would be payable under an Award, or a portion thereof as determined appropriate by the Committee. The payment of the Award shall be made, at the discretion of the Committee, after the end of the Performance Period or the Change in Control. Notwithstanding anything contained herein to the contrary, if a Participant and the Company are parties to a written agreement or any other program or arrangement that expressly addresses the payment of performance-based bonuses upon a Change in Control, the obligations of the Company hereunder will be subject to the terms of such written agreement, program or arrangement.

        4.6    Withholding Tax Requirements.    Amounts paid hereunder shall be subject to applicable federal, state and local withholding tax requirements.

Article V. General Provisions

        5.1    Effect on Employment.    Neither the adoption of this Plan, its operation, nor any documents describing, or referring to, this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an affiliate or in any way affect any right and power of the Company or an affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

        5.2    Unfunded Plan.    The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

        5.3    Rules of Construction.    Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

        5.4    Governing Law.    The internal laws of the State of California (without regard to the choice of law provisions of California) shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

        5.5    Amendment.    The Board may amend or terminate this Plan at any time; provided, however, an amendment that would modify the material terms of the performance goals specified hereunder is not valid until the shareholders of the Company approve the amendment in a manner that satisfies the shareholder approval requirements of section 162(m) of the Code.

        5.6    Successors.    The terms of the Plan shall be binding upon the Company and its successors and assigns, and shall bind any successor of the Company, as well as its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.

        5.7    Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any earned but unpaid Award shall be paid in the event of the Participant 's death. In the absence of any such designation, any Award payments remaining after the Participant's death shall be paid to the Participant's spouse or, if none, to the Participant's children. If the Participant does not have a surviving spouse or children, payment shall be made to his or her estate.

        5.8    Effective Date of Plan.    This Plan shall be effective on April 1, 2008. Awards may be granted hereunder at any time after adoption of this Plan by the Board, provided that no compensation shall be paid under this Plan until the shareholders of the Company approve this Plan in a manner that satisfies section 162(m) of the Code. No Awards may be made under this Plan after the first shareholders meeting that occurs in the fifth year following the year in which the shareholders of the Company previously approved this Plan unless shareholders reapprove this Plan on or prior to the date of such meeting.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X CAPSTONE TURBINE CORPORATION 01OJRD 1 U P X + Annual Meeting Proxy Card . + A Proposals — This proxy will be voted as directed. If no contrary direction is indicated, this proxy will be voted (i) FOR the election of the directors listed below, and (ii) FOR each of the proposals 2, 3 and 4. For Against Abstain 2. Re-approve the performance criteria under the Company’s Executive Performance Incentive Plan; 4. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014; and For Against Abstain 3. Advisory vote on the compensation of the Company’s named executive officers as presented in the proxy statement; 5. In their discretion, the proxies may vote upon any and all other matters as may properly come before the meeting or any adjournment or postponement thereof. 1. Election of Directors: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________ 01 - Gary D. Simon 02 - Richard K. Atkinson 03 - John V. Jaggers 04 - Darren R. Jamison 05 - Noam Lotan 06 - Gary J. Mayo 07 - Eliot G. Protsch 08 - Holly A. Van Deursen 09 - Darrell J. Wilk B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print new address below. Comments — Please print your comments below. IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on August 28, 2013. Vote by Internet • Go to www.envisionreports.com/CPST • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAPSTONE TURBINE CORPORATION PROXY FOR 2013 ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 29, 2013 The undersigned stockholder of CAPSTONE TURBINE CORPORATION (the “Company”) acknowledges receipt of a copy of the 2013 Annual Report to Stockholders and the Proxy Statement and, revoking any proxy heretofore given, hereby appoints Darren R. Jamison and Edward I. Reich, or either of them, with full power of substitution, as proxies and attorneys-in-fact of the undersigned, to attend the 2013 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate offices, located at 21211 Nordhoff Street, Chatsworth, California 91311, on August 29, 2013, at 9:00 A.M. Pacific Time, and any adjournments or postponements thereof, and authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on July 1, 2013 that the undersigned would be entitled to vote if personally present. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR, AND FOR EACH OF THE PROPOSALS LISTED IN THE PROXY STATEMENT. STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED,WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. (CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE) Proxy — CAPSTONE TURBINE CORPORATION CAPSTONE TURBINE CORPORATION 21211 NORDHOFF STREET CHATSWORTH, CALIFORNIA 91311 2013 ANNUAL MEETING OF STOCKHOLDERS AUGUST 29, 2013 YOUR VOTE IS IMPORTANT TO CAPSTONE PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE PROXY CARD MUST BE SIGNED AND DATED. Important notice regarding the Internet availability of proxy materials for the 2013 Annual Meeting of Stockholders. The Proxy Statement and the 2013 Annual Report to Stockholders are available at: www.envisionreports.com/CPST qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS
PROPOSAL 2 RE-APPROVAL OF THE PERFORMANCE CRITERIA UNDER THE CAPSTONE TURBINE CORPORATION EXECUTIVE PERFORMANCE INCENTIVE PLAN
PROPOSAL 3 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2013 Executive Plan Awards
Fiscal 2014 Executive Plan Awards
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER INFORMATION
  Appendix A
CAPSTONE TURBINE CORPORATION EXECUTIVE PERFORMANCE INCENTIVE PLAN Effective April 1, 2008
RECITALS
Article I. Definitions
Article II. Administration
Article III. Award Eligibility and Limitations
Article IV. Payment of Compensation under Award
Article V. General Provisions